                                                                   Exhibit 10.17


                                   EXECUTION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                LOAN AGREEMENT


                           Dated as of March 3, 1999


                                     among


                      THE MOHEGAN TRIBAL GAMING AUTHORITY

                             (as the "Borrower"),

                 THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT,

         (the "Tribe" as an additional obligor with respect to certain representations, warranties and covenants)

      the Lenders, Syndication Agent and Documentation Agent herein named

                                      and


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


                            as Administrative Agent


                    NATIONSBANC MONTGOMERY SECURITIES, LLC,
                    as Lead Arranger and Sole Book Manager

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               TABLE OF CONTENTS
                               -----------------

                                                                                    Page
ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS .........................................  1

   1.1     Defined Terms ............................................................  1
   1.2     Use of Defined Terms ..................................................... 28
   1.3     Accounting Terms ......................................................... 28
   1.4     Rounding ................................................................. 28
   1.5     Exhibits and Schedules ................................................... 29
   1.6     Miscellaneous Terms ...................................................... 29

ARTICLE 2. LOANS AND LETTERS OF CREDIT .............................................. 30

   2.1     Loans-General ............................................................ 30
   2.2     Base Rate Loans .......................................................... 31
   2.3     LIBOR Loans .............................................................. 31
   2.4     Letters of Credit ........................................................ 32
   2.5     Automatic Reduction of Commitment ........................................ 35
   2.6     Voluntary Reduction of Commitment ........................................ 36
   2.7     Optional Increases to the Commitment ..................................... 36
   2.8     Administrative Agent's Right to Assume Funds Available for Advances ...... 37
   2.9     Collateral ............................................................... 38

ARTICLE 3. PAYMENTS AND FEES ........................................................ 39

   3.1     Principal and Interest ................................................... 39
   3.2     Arrangement Fees ......................................................... 40
   3.3     Annual Agency Fees ....................................................... 40
   3.4     Facility Fees ............................................................ 40
   3.5     Commitment Fees .......................................................... 40
   3.6     Letter of Credit Fees .................................................... 41
   3.7     Increased Commitment Costs ............................................... 41
   3.8     LIBOR Fees and Costs ..................................................... 41
   3.9     Default Rate ............................................................. 44
   3.10    Computation of Interest and Fees ......................................... 44
   3.11    Non-Business Days ........................................................ 44
   3.12    Manner and Treatment of Payments ......................................... 45
   3.13    Funding Sources .......................................................... 45
   3.14    Failure to Charge Not Subsequent Waiver .................................. 45
   3.15    Administrative Agent's Right to Assume Payments Will be
           Made by Borrower ......................................................... 45
   3.16    Authority to Charge Account .............................................. 46


   3.17    Fee Determination Detail ............................................ 46
   3.18    Survivability ....................................................... 46
   3.19    Withholding Gross-Up ................................................ 46

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE TRIBE ......................... 48

   4.1     Existence and Qualification; Power; Compliance With Laws ............ 48
   4.2     Authority; Compliance With Other Agreements and Instruments and
           Government Regulations .............................................. 48
   4.3     No Governmental Approvals Required .................................. 49
   4.4     The Nature of Borrower .............................................. 49
   4.5     No Management Contract .............................................. 50
   4.6     Title to and Location of Property ................................... 50
   4.7     Real Property ....................................................... 50
   4.8     Governmental Regulation ............................................. 50
   4.9     Binding Obligations ................................................. 50
   4.10    No Default .......................................................... 50
   4.11    Disclosure .......................................................... 51
   4.12    Gaming Laws ......................................................... 51
   4.13    Security Interests .................................................. 51
   4.14    Arbitration ......................................................... 51
   4.15    Recourse Obligations ................................................ 51

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER ...................... 52

   5.1     Existence and Qualification; Power; Compliance With Laws ............ 52
   5.2     Authority; Compliance With Other Agreements and Instruments and
           Government Regulations .............................................. 52
   5.3     No Governmental Approvals Required .................................. 53
   5.4     The Nature of Borrower .............................................. 53
   5.5     No Management Contract .............................................. 54
   5.6     Financial Statements ................................................ 54
   5.7     Financial Statements of Borrower .................................... 54
   5.8     No Other Liabilities; No Material Adverse Effect .................... 54
   5.9     Title to and Location of Property ................................... 54
   5.10    Real Property ....................................................... 54
   5.11    Intangible Assets ................................................... 55
   5.12    Governmental Regulation ............................................. 55
   5.13    Litigation .......................................................... 55
   5.14    Binding Obligations ................................................. 55
   5.15    No Default .......................................................... 56
   5.16    ERISA ............................................................... 56
   5.17    Regulations T, U and X; Investment Company Act ...................... 56
   5.18    Disclosure .......................................................... 56

   5.19   Tax Liability ...................................... 56
   5.20   Projections ........................................ 56
   5.21   Employee Matters ................................... 57
   5.22   Gaming Laws ........................................ 57
   5.23   Security Interests ................................. 57
   5.24   Hazardous Materials ................................ 57
   5.25   Arbitration ........................................ 57
   5.26   Deposit Accounts ................................... 57

ARTICLE 6 AFFIRMATIVE COVENANTS OF BORROWER (OTHER THAN
          INFORMATION AND REPORTING REQUIREMENTS) ............ 58

   6.1    Payment of Taxes and Other Potential Liens ......... 58
   6.2    Maintenance of Properties .......................... 58
   6.3    Maintenance of Insurance ........................... 58
   6.4    Compliance With Laws ............................... 59
   6.5    Preservation of Licenses and Permits ............... 59
   6.6    Inspection Rights 59
   6.7    Keeping of Records and Books of Account ............ 60
   6.8    Compliance With Agreements ......................... 60
   6.9    Use of Proceeds .................................... 60
   6.10   Hazardous Materials Laws ........................... 60
   6.11   Deposit and Brokerage Accounts ..................... 61
   6.12   Proposed Expansion ................................. 61
   6.13   Year 2000 Compliance ............................... 61

ARTICLE 7 NEGATIVE COVENANTS OF BORROWER (OTHER THAN
          INFORMATION AND REPORTING REQUIREMENTS) ............ 62

   7.1    Payment of Subordinated Obligations ................ 62
   7.2    Disposition of Property ............................ 62
   7.3    Investments and Acquisitions ....................... 62
   7.4    Hostile Tender Offers .............................. 63
   7.5    Distributions ...................................... 63
   7.6    ERISA .............................................. 64
   7.7    Business of Borrower ............................... 64
   7.8    Liens; Negative Pledges; Sales and Leasebacks ...... 64
   7.9    Indebtedness and Contingent Obligations ............ 65
   7.10   Transactions with Affiliates ....................... 65
   7.11   Authority Expenditures ............................. 66
   7.12   Total Leverage Ratio ............................... 66
   7.13   Senior Leverage Ratio .............................. 66
   7.14   Fixed Charge Coverage Ratio ........................ 67
   7.15   Capital Expenditures ............................... 67

    7.16    Deposit Accounts ................................................... 68

ARTICLE 8.  INFORMATION AND REPORTING REQUIREMENTS ............................. 69

    8.1     Financial and Business Information ................................. 69
    8.2     Compliance Certificates ............................................ 71

ARTICLE 9.  COVENANTS OF THE TRIBE ............................................. 72

    9.1     Continual Operation of Mohegan Sun ................................. 72
    9.2     Remittance of Available Cash Flow .................................. 72
    9.3     Sovereign Immunity; Jurisdiction and Venue ......................... 72
    9.4     The Landlord Consent ............................................... 72
    9.5     Preservation of Existence; Operation ............................... 72
    9.6     Ownership of Mohegan Sun; Management ............................... 73
    9.7     Prohibited Transactions ............................................ 73
    9.8     Amendments to Certain Documents .................................... 73
    9.9     Impairment of Contracts; Imposition of Governmental Charges ........ 74
    9.10    Segregation of Authority Assets .................................... 74
    9.11    Trust Property ..................................................... 74
    9.12    Liens on Authority Property ........................................ 74
    9.13    Bankruptcy Matters; Etc ............................................ 75
    9.14    Impairment of Contracts ............................................ 75

ARTICLE 10. CONDITIONS ......................................................... 76

   10.1     Closing ............................................................ 76
   10.2     Initial Advances ................................................... 78
   10.3     Any Increasing Advance ............................................. 79

ARTICLE 11. EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT ............... 81

   11.1     Events of Default .................................................. 81
   11.2     Remedies Upon Event of Default ..................................... 84

ARTICLE 12. THE ADMINISTRATIVE AGENT ........................................... 87

   12.1     Appointment and Authorization ...................................... 87
   12.2     Business Activities with the Tribe and Borrower .................... 87
   12.3     Proportionate Interest of the Lenders in any Collateral ............ 87
   12.4     Lenders' Credit Decisions .......................................... 88
   12.5     Action by Administrative Agent ..................................... 88
   12.6     Liability of Administrative Agent .................................. 89
   12.7     Indemnification .................................................... 90

   12.8     Successor Administrative Agent .............................. 90
   12.9     Performance of Conditions ................................... 91
   12.10    Collateral Matters .......................................... 91
   12.11    No Obligations of Borrower or the Tribe ..................... 92

ARTICLE 13. MISCELLANEOUS ............................................... 93

   13.1     Cumulative Remedies; No Waiver .............................. 93
   13.2     Amendments; Consents ........................................ 93
   13.3     Costs, Expenses and Taxes ................................... 94
   13.4     Nature of the Lenders' Obligations .......................... 94
   13.5     Survival of Representations and Warranties .................. 95
   13.6     Notices ..................................................... 95
   13.7     Execution of Loan Documents ................................. 95
   13.8     Binding Effect; Assignment .................................. 95
   13.9     Lien on Deposits and Property in Possession of any Lender ... 98
   13.10          Sharing of Setoffs .................................... 98
   13.11          Indemnity by Borrower ................................. 99
   13.12    Nonliability of the Lenders ................................ 100
   13.13          No Third Parties Benefited ........................... 101
   13.14          Confidentiality ...................................... 101
   13.15          Hazardous Materials Indemnity ........................ 101
   13.16          Further Assurances ................................... 102
   13.17          Integration .......................................... 102
   13.18          Governing Law ........................................ 102
   13.19          Severability of Provisions ........................... 103
   13.20          Independent Covenants ................................ 103
   13.21          Headings ............................................. 103
   13.22          Time of the Essence .................................. 103
   13.23          Tax Withholding Exemption Certificates ............... 103
   13.24          Arbitration Reference ................................ 103
   13.25          PURPORTED ORAL AMENDMENTS ............................ 104
   13.26          WAIVER OF RIGHT TO TRIAL BY JURY ..................... 104
   13.27    WAIVER OF SOVEREIGN IMMUNITY; CONSENT
            TO JURISDICTION ............................................ 105
   13.28    Lender Covenant ............................................ 106
   13.29          PREJUDGMENT REMEDY WAIVER ............................ 107
   13.30          Designated Senior Secured Indebtedness ............... 107
   13.31    Compliance with 25 U.S.C. (S)81 ............................ 107

EXHIBITS
--------

A - Assignment Agreement
B - Compliance Certificate
C - Deposit Account Letter
D - Note
E - Opinion - Tribal Counsel
F - Opinions - Hogan & Hartson and Rome McGuigan Sabanosh
G - Request for Letter of Credit
H - Request for Loan


SCHEDULES
---------

1.1   Pro Rata Shares of the Commitment
4.7   Mohegan Sun Real Property
5.13  Litigation
5.20  Projections
5.24  Hazardous Materials
5.26  Deposit and Brokerage Accounts
6.4   Real Property Insurance
7.8   Existing Liens and Rights of Others
7.9   Existing Indebtedness and Contingent Obligations

                                 LOAN AGREEMENT
                                 --------------

                            Dated as of March 3, 1999


     This LOAN AGREEMENT ("Agreement") is entered into by and among The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), The Mohegan Tribal Gaming Authority, a governmental instrumentality of the Tribe (the "Borrower"), Bank of America National Trust and Savings Association ("Bank of America"), and each other lender whose name is set forth on the signature pages hereof or which may hereafter execute and deliver an Assignment Agreement with respect to this Agreement pursuant to Section 13.8 (collectively, the "Lenders" and individually, a "Lender"), Salomon Smith Barney, Inc., as Syndication Agent, Societe Generale, as Documentation Agent and Bank of America, as Administrative Agent. NationsBanc Montgomery Securities, LLC, is Lead Arranger and Sole Book Manager for the credit facilities described herein, but is not a party to this Agreement

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1.
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

      1.1 Defined Terms. As used in this Agreement, the following terms shall
          -------------
have the meanings set forth below:

          "Acquisition" means any transaction, or any series of related
           -----------
     transactions, by which Borrower directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, or any other business entity, whether through purchase of assets, merger or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of a 50% or more ownership interest in any partnership, joint venture or other business entity.

          "Adjusted EBITDA" means, for any period, (a) which does not include
           ---------------
     any full Fiscal Quarters beginning following the Completion Date, EBITDA for that period, and (b) which includes (i) only one full Fiscal Quarter beginning following the Completion Date, EBITDA for that Fiscal Quarter times four, (ii) two full Fiscal Quarters following the Completion Date, EBITDA for those two Fiscal Quarters times two, (iii) three full Fiscal Quarters following the Completion Date, EBITDA for those three Fiscal Quarters times one and one third, and (iv) which includes four Fiscal

     Quarters following the Completion Date, EBITDA for the four most recent Fiscal Quarters.

          "Advance" means any Advance made or to be made by any Lender to
           -------
     Borrower as provided in Article 2.

          "Administrative Agent" means Bank of America, when acting in its
           --------------------
     capacity as the Administrative Agent under any of the Loan Documents, and any successor Administrative Agent appointed pursuant to Section 12.8.

          "Administrative Agent's Office" means the Administrative Agent's
           -----------------------------
     address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
     or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Each enrolled member of the Tribe and their immediate family members shall be deemed to be Affiliates of Borrower.

          "Agreement" means this Loan Agreement, either as originally executed
           ---------
     or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Applicable Percentage" means, during each Pricing Period, (a) in the
           ---------------------
     case of interest calculable with respect to each Base Rate Loan, the percentage set forth below in the column headed "Base Rate", (b) in the case of interest calculable with respect to each LIBOR Loan, the percentage set forth in the column headed "LIBOR", and (c) in the case of Commitment Fees, the percentage set forth in the column headed "Commitment Fees," provided that during the Pricing Period immediately following the last day
     --------
     of each Low Usage Quarter, the Commitment Fees set forth in the matrix below shall be increased by 0.125% per annum:

         Total Leverage             Base                      LIBOR                     Commitment
         Ratio                      Rate                                                Fees
         -----                      ----                      -----                     ----
         Less than                  0.000%                    1.125%                    0.300%
         2.00:1.00

         Greater than or            0.125%                    1.375%                    0.350%
         equal to 2.00:1.00
         but less than 2.50:1.00

         Greater than or            0.375%                    1.625%                    0.400%
         equal to 2.50:1.00
         but less than 3.00:1.00

         Greater than or            0.625%                    1.875%                    0.500%
         equal to 3.00:1.00
         but less than 3.50:1.00

         Greater than or            0.875%                    2.125%                    0.500%
         equal to 3.50:1.00
         but less than 4.00:1.00

         Greater than or            1.125%                    2.375%                    0.500%
         equal to 4.00:1.00
         but less than 4.50:1.00

         Greater than or            1.375%                    2.625%                    0.500%
         equal to 4.50:1.00

     The Applicable Percentage shall change as of the first day of the calendar month following the receipt of a Compliance Certificate indicating a change in the Total Leverage Ratio. Notwithstanding the provisions of this definition, in the event that Borrower fails to deliver any Compliance Certificate on a timely basis, the Applicable Percentage shall increase to the highest level set forth above until such time as Borrower delivers a Compliance Certificate.

          "Approved Swap Agreements" means one or more Swap Agreements with
           ------------------------
     respect to the Indebtedness evidenced by this Agreement between Borrower and one or more of the Lenders, on terms mutually acceptable to Borrower and that Lender or Lenders. Each Approved Swap Agreement shall be a Loan Document and shall be secured by the Liens created by the Collateral Documents to the extent set forth in Section 2.9.

          "Assignment Agreement" means an Assignment Agreement substantially in
           --------------------
     the form of Exhibit A.

          "Authority Property" means any and all now owned or hereafter acquired
           ------------------
     real, mixed and personal Property of the Borrower (whether or not otherwise designated as property of the Borrower) which is reflected on the balance sheet described in Section 5.6(a) or any subsequent balance sheet hereafter delivered by Borrower to the Administrative Agent or the Lenders in connection herewith. "Authority Property" in any event includes without
                                                            --------
     limitation (i) the Mohegan Sun, all gaming revenues of Borrower, the revenues of Borrower, and (ii) all tangible Property located within the area described on Schedule 4.7.

                           "Available Cash Flow" means, for any calendar month
                            -------------------
         (a) EBITDA for that month, minus (b) the amount of Maintenance Capital Expenditures made during that month, minus (c) any principal repayments with respect to Indebtedness and Capital Leases constituting Recourse Obligations required to be made during that period in cash, and minus
         (d) the amount of cash Interest Charges during that month.

                           "Base Rate" means, as of any date of determination,
                            ---------
         the greater of (a) the Reference Rate or (b) the Federal Funds Rate plus .50%.

                           "Base Rate Advance" means an Advance made hereunder
                            -----------------
         as a part of a Base Rate Loan made in accordance with Article 2.

                           "Base Rate Loan" means a Loan made hereunder and
                            --------------
         designated as a Base Rate Loan in accordance with Article 2.

                           "Borrower" means The Mohegan Tribal Gaming Authority.
                            --------

                           "Bureau of Indian Affairs" means the United States
                            ------------------------
         Department of the Interior, Bureau of Indian Affairs, and each successor agency.

                           "Business Day" means any Monday, Tuesday, Wednesday,
                            ------------
         Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Connecticut or New York.

                           "Capital Expenditure" means any expenditure that is
                            -------------------
         considered a capital expenditure under Generally Accepted Accounting Principles, consistently applied, including any amount that is required to be treated as an asset subject to a Capital Lease.

                           "Capital Lease" means, as to any Person, a lease of
                            -------------
         any Property by that Person as lessee that is, or should be in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or if such Statement is not then in effect, such other statement of Generally Accepted Accounting Principles as may be applicable, recorded as a "capital lease" on the balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles.

                           "Cash" means, when used in connection with any
                            ----
         Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles.

                           "Cash Equivalents" means, when used in connection
                            ----------------
         with any Person, that Person's Investments in:

     (a) Government Securities due within one year after the date of the making of the Investment;

     (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group, in each case due within one year after the date of the making of the Investment;

     (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any Lender or any other bank, savings and loan or savings bank doing business in and incorporated under the Laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, in each case due within one year after the date of the making of the Investment;

     (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, in each case due within one year after the date of the making of the Investment; and

     (e) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof given on the date of such Investment the highest credit rating by Moody's Investors Service, Inc. and Standard & Poor's Corporation, in each case due within 270 days after the date of the making of the Investment.

          "Change in Control" means the occurrence of any one or more of the
           -----------------
following:

          (a) Borrower ceases to be a wholly-owned unit, instrumentality or subdivision of the government of the Tribe;

          (b) Borrower ceases to have the exclusive legal right to operate the gaming operations of the Tribe; or

     (c) Borrower sells, assigns, transfers, leases or otherwise disposes of all or substantially all of its assets to, any Person (except for any sale, assignment, transfer, lease or other disposition to a Subsidiary of Borrower permitted hereby and by the Senior Note Indenture).

     "Closing Date" means the time and Business Day on which the consummation of
      ------------
all of the transactions contemplated in Section 10.1 occurs.

     "Code" means the Internal Revenue Code of 1986, as amended or replaced and
      ----
as in effect from time to time.

     "Collateral" means, collectively, all of the collateral subject to the
      ----------
Liens, or intended to be subject to the Liens, created by the Collateral Documents.

     "Collateral Documents" means, collectively, the Security Agreement, each
      --------------------
Deposit Account Agreement, any Leasehold Mortgage and any other pledge agreement, hypothecation agreement, security agreement, assignment, deed of trust, mortgage or similar instrument executed by Borrower in favor of the Administrative Agent or any Creditor to secure the Obligations.

     "Commission" means the National Indian Gaming Commission.
      ----------

     "Commitment" means $425,000,000, or such lesser amount to which the lending
      ----------
commitment of the Lenders may be reduced in accordance with Sections 2.5 and
2.6. The respective Pro Rata Shares of each Lender with respect to the Commitment as of the Closing Date are set forth in Schedule 1.1.

     "Commitment Fees" means the fees referred to in Section 3.5.
      ---------------

     "Compact" means the tribal-state Compact entered into between the Tribe and
      -------
the State of Connecticut pursuant to IGRA, dated April 25, 1994, as amended.

     "Completion Date" means the first date upon which hotel guests utilize the
      ---------------
lodging services contemplated to be provided by the hotel tower described as part of the Proposed Expansion.

     "Compliance Certificate" means a certificate substantially in the form of
      ----------------------
Exhibit B, properly completed and signed by a Senior Officer of the Borrower.

     "Constitution" means the Constitution of the Tribe adopted by the Tribe and
      ------------
ratified by the Tribe's members by Tribal Referendum dated April 12, 1996, as it may be amended from time to time.

     "Consumer Price Index" means the Consumer Price Index for All Urban
      --------------------
Consumers (CPI-U) for the U.S. City Average for All Items, 1982-1984=100, as compiled and released by the Bureau of Labor Statistics.

     "Contingent Obligation" means, as to any Person, any (a) direct or indirect
      ---------------------
guarantee of Indebtedness of, or other obligation performable by, any other Person, including any endorsement (other than for collection or deposit in the
        ---------
ordinary course of business), co-making or sale with recourse of the obligations of any other Person or (b) contractual assurance (not arising solely by operation of Law) given to an obligee with respect to the performance of an obligation by, or the financial condition of, any other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering
                        ---------
such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item to such other Person, or any other arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person including without limitation any "keep-well", "take-or-pay" or "through put" agreement or arrangement. As of each date of determination, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

     "Construction Consultant" means a construction consultant designated by the
      -----------------------
Administrative Agent and approved by Borrower, with such consent not to be unreasonably withheld or delayed.

     "Construction Progress Report" means a report prepared by the Construction
      ----------------------------
Consultant in a form which is reasonably acceptable to the Administrative Agent describing the progress of construction of the Proposed Expansion.

     "Construction Reserve Disbursement Agreement" means the Construction
      -------------------------------------------
Reserve Disbursement Agreement dated March 3, 1999 between the Tribe and Fleet National Bank, as Escrow Agent, for the benefit of Borrower.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
outstanding Securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

     "Creditors" means, collectively, the Administrative Agent, the Issuing
      ---------
Lender, the Lenders, and the Lead Arranger, and their respective successors in interest.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of
      ------------------
America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

     "Default" means any event that, with the giving of any applicable notice or
      -------
passage of time, or both, would be an Event of Default.

     "Default Rate" means the interest rate set forth in Section 3.9.
      ------------

     "Defeasance Deposit" means the irrevocable trust deposit made by Borrower
      ------------------
on the Closing Date with First Union National Bank pursuant to the Escrow Deposit Agreement dated March 3, 1999 between Borrower and First Union National Bank in the principal amount of $140,300,000 for the purpose of providing for the covenant defeasance of the TCA Subordinated Notes, initially consisting of United States Treasury Bills maturing December 12, 1999. Notwithstanding any provision of the Loan Documents to the contrary the Administrative Agent and the Lenders shall not claim any Lien in the Defeasance Deposit.

     "Deposit Account Agreement" means a letter agreement among Borrower, the
      -------------------------
Administrative Agent and the depositary for each Operating Account, substantially in the form of Exhibit C.

     "Designated Deposit Account" means a deposit account to be maintained by
      --------------------------
Borrower with the Administrative Agent, as from time to time designated by Borrower by written notification to the Administrative Agent.

     "Designated Market" means, for any LIBOR Loan, the London Eurodollar
      -----------------
Market, provided that if the Administrative Agent determines that the London Eurodollar Market is unavailable or reasonably inconvenient, "Designated Market" means such other offshore market for deposits in dollars as the Administrative Agent may reasonably designate.

     "Development Services Agreement" means the Development Services Agreement
      ------------------------------
dated February 7, 1998 between Borrower and Trading Cove Associates.

     "Disposition" means the sale, transfer or other disposition of Authority
      -----------
Property in any single transaction or series of related transactions of any individual asset, or group of related assets, that has or have at the date of the Disposition a book value or fair market value (which shall be deemed to be equal to the sales price for such asset or assets upon a sale to a Person that is not an Affiliate of the Tribe) of $10,000,000 or more, other than (i) the
                                                          ----------
sale or other disposition of inventory in the ordinary course of business, (ii) the sale or other disposition of equipment or other personal property that is replaced by equipment or personal property, as the case may be, performing substantially the same function not later than ninety
(90) days after such sale or disposition and (iii) the sale or other disposition of obsolete equipment.

     "Distribution" means (a) any transfer of Cash or other Property from
      ------------
Borrower or any account of Borrower to the Tribe or any of its members or Affiliates or to their respective accounts, (b) any retirement, redemption, prepayment of principal, purchase or other acquisition for value by Borrower of any Securities or other obligations of the Tribe or any of its Affiliates (or of any other Person to the extent that such Securities or other obligations are guaranteed by the Tribe or any of its Affiliates), (c) the declaration or payment by Borrower of any dividend or distribution to the Tribe or any of its members or any of its Affiliates in Cash or in Property (but not the making of arm's length payments for goods and services provided by the Tribe or any of its Affiliates to the Borrower in the manner contemplated by Section 7.10), (d) any Investment (whether by means of loans, advances or otherwise) by Borrower in Securities or other obligations of the Tribe or any of its Affiliates, or (e) any other payment, assignment or transfer, whether in Cash or other Property, from Borrower to the Tribe or any of its members or Affiliates, including the payment of any tax, fee, charge or assessment imposed by the Tribe on Borrower, its revenues or Properties, provided that, both (A) the making of payments by
                            -------------
Borrower to the Tribe or any of its Affiliates in consideration of goods and services provided to Borrower by the Tribe or its Affiliates in the ordinary course of business and in accordance with past practices, and (B) assessment by the Tribe against Borrower of the regulatory costs and expenses of the Tribe associated with Borrower in accordance with past practices, shall not be considered a Distribution.

     "Documentation Agent" means Societe Generale. The capacity of the
      -------------------
Documentation Agent is solely titular in nature, and except to the extent expressly set forth herein, the Documentation Agent shall not have any rights or obligations under the Loan Documents by reason of such capacity.

     "dollars" or "$" means United States dollars.
      -------      -

     "EBITDA" means, for any period, (a) Net Income of Borrower for that period,
      ------
plus (b) Interest Charges of Borrower for that period, plus (c) (without
----
duplication) the aggregate amount, if any, of federal and state taxes on or measured by income of Borrower for that period (whether or not payable during that period, and excluding any amount payable to the State of Connecticut under the Compact), plus (d) depreciation and amortization of Borrower for that
              ----
period, and minus (e) payments under the Relinquishment Agreement, in each case
            -----
paid during that period in cash, in each case as determined in accordance with Generally Accepted Accounting Principles.

     "Eligible Assignee" means (a) with respect to any Lender, another Lender
      -----------------
(b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or
(ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of
             ---------
$250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that each Eligible Assignee must either
                             --------
(a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and
(i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 13.23.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and any
      -----
regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

     "ERISA Affiliate" means, with respect to any Person, any Person (or any
      ---------------
trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Internal Revenue Code, Title 26, U.S.C.

     "Eurodollar Obligations" means eurocurrency liabilities, as defined in
      ----------------------
Regulation D.

     "Event of Default" shall have the meaning provided in Section 11.1.
      ----------------

     "Existing Senior Secured Notes" means Borrower's existing $175,000,000
      -----------------------------
principal amount 13.50% Senior Secured Notes issued pursuant to the Indenture dated as of September 29, 1995 among Borrower and First Fidelity Bank, as Trustee, as amended.

     "Federal Funds Rate" means, as of any date of determination, a fluctuating
      ------------------
interest rate per annum equal to the federal funds effective rate for the previous Business Day as quoted by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

     "Fiscal Quarter" means the fiscal quarter of Borrower consisting of a three
      --------------
month fiscal period ending on each March 31, June 30, September 30 and December 31.

     "Fiscal Year" means the fiscal year of Borrower consisting of a twelve
      -----------
month fiscal period ending on each September 30.

     "Fixed Charge Coverage Ratio" means, as of each date of determination, the
      ---------------------------
ratio of (a) Adjusted EBITDA plus management fees paid in cash, in each case for the four Fiscal Quarter period then ending, to (b) the sum of (i) Interest
                                                       ---
Charges with respect to Recourse Obligations to the extent payable in cash during that period, plus (ii) any principal repayments with respect to
                    ----
Indebtedness and Capital Leases constituting Recourse Obligations required to be made during that period in cash, plus (iii) Maintenance Capital Expenditures for
                                 ----
that period, plus (iv) Distributions made during that period to the Tribe in
             ----
accordance with Section 7.5 plus (v) payments under the Relinquishment Agreement
                            ----
and management fees, in each case made in cash during that period (without any annualization thereof).

     "Gaming Authority Ordinance" means Ordinance No. 95-2 of the Tribe, as
      --------------------------
enacted on July 15, 1995.

     "Gaming Board" means, collectively, (a) The Mohegan Tribal Gaming
      ------------
Commission, (b) the Connecticut Division of Special Revenue, (c) the Commission, and (d) any other Governmental Agency that holds licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower or the Tribe within its jurisdiction.

     "Gaming Laws" means IGRA, the Gaming Ordinance, the Gaming Authority
      -----------
Ordinance and all other Laws pursuant to which any Gaming Board possesses licensing or permit authority over gambling, gaming, or casino activities conducted by the Borrower or the Tribe within its jurisdiction.

     "Gaming Ordinance" means Ordinance 94-1 of the Tribe, as enacted on, July
      ----------------
28, 1994.

     "Generally Accepted Accounting Principles" means, as of any date of
      ----------------------------------------
determination, accounting principles set forth as generally accepted in the effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants as of the date of this Agreement, or if such statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means
                   --------------------
that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

     "Government Securities" means readily marketable direct full faith and
      ---------------------
credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

     "Governmental Agency" means (a) any international, foreign, federal,
      -------------------
tribal, state, county or municipal government, or political subdivision thereof,
(b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court, administrative tribunal or public utility, or (d) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has consented.

     "Hazardous Materials" means substances defined as hazardous substances
      -------------------
pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC (S).9601, et seq., or as hazardous, toxic or pollutant
                              -------
pursuant to the Hazardous Materials Transportation Act, 49 USC (S).1801, et
                                                                         --
seq., the Resource Conservation and Recovery Act, 42 USC (S).6901, et seq., or
----                                                               -------
in any other applicable Hazardous Materials Law, in each case as such laws are amended from time to time.

     "Hazardous Materials Claims" means the matters described in clauses (a) and
      --------------------------
(b) of Section 6.10.

     "Hazardous Materials Laws" means all federal, tribal, Connecticut state or
      ------------------------
local laws, ordinances, rules or regulations governing the disposal of Hazardous Materials, to the extent applicable.

     "IGRA" means the federal Indian Gaming Regulatory Act of 1988, as amended,
      ----
codified at 25 U.S.C. (S)2701, et seq.
                               -- ---
     "Indebtedness" means, as to any Person, without duplication, (a) all
      ------------
indebtedness of such Person for borrowed money, (b) that portion of the obligations of such Person under Capital Leases which should properly be recorded as a liability on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of
          ----- ----
business in accordance with customary terms), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the lesser of (i) the outstanding principal amount of the obligation (or, with respect to any letter of credit, the amount available for drawing thereunder), and (ii) the fair market value of the assets so subject to the Lien, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) obligations of such Person for unreimbursed draws under letters of credit issued for the account of such Person and (h) any obligations of such Person under a Swap Agreement, provided that (y) the obligations of Borrower under the
                --------
Relinquishment Agreement shall not be treated as Indebtedness except to the extent that the same are not paid when due, and (z) the obligations of Borrower with respect to the TCA Subordinated Notes shall not be treated as Indebtedness during any period with respect to which the Defeasance Deposit exists.

         "Intangible Assets" means assets that are considered intangible assets
          -----------------
under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software and capitalized research and development costs.

         "Interest Charges" means, with respect to any fiscal period, the sum of
          ----------------
(a) all interest, fees, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that is treated as interest in accordance with Generally Accepted Accounting Principles (other than any such interest, charges and related expenses accruing with respect to the TCA Subordinated Notes following the Closing Date to the extent provided for by the Defeasance Deposit), plus (b) the portion of rent payable with respect to that fiscal
          ----
period under Capital Leases that should be treated as interest in accordance with Generally Accepted Accounting Principles.

         "Interest Differential" means, with respect to any prepayment of a
          ---------------------
LIBOR Loan on a day other than the last day of the applicable Interest Period and with respect to the failure to borrow a LIBOR Loan on the date or in the amount specified in a Request for Loan, (a) the per annum interest rate payable pursuant to Section 3.1(c) with respect to that LIBOR Loan as of the date of the prepayment or failure to borrow, minus (b) the LIBOR on or as near as
                                 -----
practicable to the date of the prepayment or failure to borrow for a LIBOR Loan commencing on such date and ending on the last day of the applicable Interest Period; provided that if the LIBOR so prescribed is equal to or within 1/8% less
        --------
than the LIBOR for the LIBOR Loan that was prepaid or not borrowed, then 1/8 of 1% shall be subtracted from the LIBOR so prescribed. The determination of the Interest Differential by the Administrative Agent shall be conclusive in the absence of manifest error.

         "Interest Period" means, as to each LIBOR Loan, the period commencing
          ---------------
on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months thereafter, as specified by Borrower in the applicable Request for Loan; provided that:
      --------

     (a) The first day of any Interest Period shall be a LIBOR Business Day;

         (b) Any Interest Period that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; and

         (c)      No Interest Period shall extend beyond the Maturity Date.

                  "Internal Revenue Code" means the Internal Revenue Code of
                   ---------------------
1986, Title 26, U.S.C., as amended or replaced and as in effect from time to time.

                  "Investment" means, when used in connection with any Person,
                   ----------
any investment by or of that Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any
                                                              ---------
partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the amount actually invested, without adjustment for increases or decreases in the value of such Investment.

                  "Issuing Lender" means Bank of America.
                   --------------

                  "Landlord Consent" means the consent, waiver and estoppel
                   ----------------
executed by the Tribe on the Closing Date in favor of the Administrative Agent, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                  "Laws" means, collectively, all international, foreign,
                   ----
federal, tribal, state and local constitutions, statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                  "Lead Arranger" means NationsBanc Montgomery Securities, LLC
                   -------------
and its successors and assigns.

                  "Lease" means the Lease dated September 29, 1995 between the
                   -----
Tribe and Borrower, as amended by an amendment also dated September 29, 1995, with respect to the real property underlying the Mohegan Sun and the improvements thereon.

                  "Leasehold Mortgage" means, collectively, the Leasehold
                   ------------------
Mortgage executed by Borrower in favor of the Administrative Agent covering the leasehold interest of Borrower under the Lease to the reservation real property described on Schedule 4.7, the related improvements and fixtures used in connection with Mohegan

Sun, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

      "Lender" means each of the lenders party to this Agreement on the Closing
       ------
Date and each other lender which hereafter becomes a party hereto in accordance with Section 13.8, provided that, for the purpose of the term "Approved Swap
                   --------
Agreement" the term "Lender" shall also include any Affiliate of a Lender which enters into a Swap Agreement which expressly relates to the Indebtedness evidenced by this Agreement and the Loan Documents.

      "Letters of Credit" means any of the letters of credit issued by the
       -----------------
Issuing Lender under the Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplemented.

      "LIBOR" means, with respect to any LIBOR Loan, the interest rate (rounded
       -----
upward to the next 1/100 of 1%) determined to be equal to the LIBOR Base Rate divided by the remainder of (a) 1 minus (b) the Reserve Percentage.

      "LIBOR Advance" means an Advance made hereunder as a part of a LIBOR Loan
       -------------
made in accordance with Article 2.

      "LIBOR Base Rate" means, with respect to any LIBOR Loan, the interest rate
       ---------------
per annum (determined solely by the Administrative Agent) at which deposits in dollars are offered by Bank of America to prime banks in the Designated Market at or about 11:00 a.m. local time in the Designated Market, two LIBOR Business Days before the first day of the applicable Interest Period in an aggregate amount approximately equal to the amount of such LIBOR Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of the LIBOR Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

      "LIBOR Business Day" means any Business Day on which dealings in dollar
       ------------------
deposits are conducted by and among banks in the Designated Market.

      "LIBOR Lending Office" means, as to each Lender, its office or branch so
       --------------------
designated by written notice to Borrower and the Administrative Agent as its LIBOR Lending Office. If no LIBOR Lending Office is designated by a Lender, its LIBOR Lending Office shall be its office at its address for purposes of notices hereunder.

      "LIBOR Loan" means a Loan made hereunder and designated as a LIBOR Loan in
       ----------
accordance with Article 2.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment
      ----
for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing,
                        ---------
any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

     "Loan" means the group of Advances made at any one time by the Lenders in
      ----
accordance with the Commitment pursuant to Article 2.

     "Loan Documents" means, collectively, this Agreement, any Notes, each
      --------------
Letter of Credit, the Collateral Documents, the Landlord Consent, any Request for Loan, any Request for Letter of Credit and any other agreements of any type or nature heretofore or hereafter executed and delivered by the Borrower, the Tribe or any of its Affiliates to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, including any Approved Swap Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

     "Low Usage Quarter" means each Fiscal Quarter ending prior to the
      -----------------
Completion Date during which (a) the average daily amount of the Unused Commitment is equal to or greater than (b) two thirds of the average Commitment during that Fiscal Quarter.

     "Maintenance Capital Expenditure" means a Capital Expenditure for the
      -------------------------------
maintenance, repair, restoration or refurbishment of those portions of Mohegan Sun which are open for business on the Closing Date (or, as of the date of the Capital Expenditure have been open for business for a period in excess of one year), but excluding any Capital Expenditure which adds to or further improves
           ---------
Mohegan Sun.

     "Management Board" means the Management Board of Borrower, as established
      ----------------
pursuant to the Gaming Authority Ordinance.

     "Material Adverse Effect" means any set of circumstances or events which
      -----------------------
(a) may reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) may reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations or Properties or to the prospects of Borrower, (c) materially impairs or may reasonably be expected to materially impair the ability of Borrower to perform its Obligations or (d) materially impairs or could reasonably be expected to materially impair the ability of the Lenders or the Administrative Agent to enforce the principal benefits intended to be created and conveyed by the Loan Documents, including without limitation the Liens created by the Collateral Documents.

     "Material Documents" means, collectively, the Lease, the Construction
      ------------------
Reserve Disbursement Agreement, the Senior Unsecured Notes, the Senior Unsecured
Note Indenture, the Relinquishment Agreement, the New Subordinated Notes and the New Subordinated Notes Indenture, the Constitution, the Compact, the Gaming Ordinance, the Gaming Authority Ordinance, the Development Services Agreement, the Town Agreement and the UCC Ordinance.

     "Maturity Date" means March 3, 2004.
      -------------

     "Mohegan Sun" means the high stakes bingo and casino property and related
      -----------
transportation, retail, dining and entertainment facilities and proposed hotel described in the Gaming Ordinance and commonly known as "Mohegan Sun Resort Casino" owned by the Borrower and located in Uncasville, Connecticut (including any future expansions thereof), which facilities are located upon the real property described on Schedule 4.7.

     "Multiemployer Plan" means any employee benefit plan of the type described
      ------------------
in Section 4001(a)(3) of ERISA.

     "Negative Pledge" means any covenant binding on the Tribe or Borrower that
      ---------------
prohibits the creation of Liens on any Authority Property, except a covenant
                                                           ------
contained in an instrument creating a Permitted Encumbrance or Permitted Right of Others on Authority Property that prohibits the creation of other Liens on that Authority Property and no other Authority Property.

     "Net Income" means, with respect to any fiscal period, the net income from
      ----------
continuing operations before extraordinary or non-recurring items of Borrower for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

     "New Subordinated Notes" means (a) Borrower's 8 3/4% Senior Subordinated
      ----------------------
Notes due 2009 issued on or about March 3, 1999 in the aggregate principal amount of $300,000,000 pursuant to the New Subordinated Note Indenture, and (b) any Senior Subordinated Exchange Notes issued pursuant to the New Subordinated
Note Indenture.

     "New Subordinated Note Indenture" means the Indenture dated as of March 3,
      -------------------------------
1999 between Borrower and State Street Bank and Trust Company, as Trustee, relating to the New Subordinated Notes.

     "Non-Authority Property" means Property of the Tribe which is not Authority
      ----------------------
Property.

     "Note" means any promissory note made by Borrower to a Lender evidencing
      ----
Advances under that Lender's Pro Rata Share of the Commitment, substantially in the form of Exhibit D, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     "Obligations" means all present and future obligations of every kind or
      -----------
nature of the Tribe, Borrower or any Party at any time and from time to time owed to the Creditors or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of
                                                 ---------
performance as well as obligations of payment, and including interest that
                                                   ---------
accrues after the commencement of any proceeding under any Debtor Relief Law by or against the Tribe, Borrower or any such Party.

     "Operating Accounts" means the deposit accounts of Borrower described on
      ------------------
Schedule 5.26, and each other deposit, savings, brokerage or similar account hereafter established by Borrower.

     "Party" means any Person other than the Creditors which now or hereafter is
      -----
a party to any of the Loan Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
thereof established under ERISA.

     "Pension Plan" means any "employee pension benefit plan" that is subject to
      ------------
Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates, other than a Multiemployer Plan.

     "Permitted Dispositions" means Dispositions made during the term of this
      ----------------------
Agreement of Authority Property which has, as of each date of determination, an aggregate book value not in excess of 5% of the aggregate value of the assets of Borrower determined, as of each such date, with reference to the then most recent audited financial statements of Borrower, provided that no Disposition of Authority Property which is an operationally integral part of Mohegan Sun shall be a treated as a Permitted Disposition without the prior written consent of the Requisite Lenders.

     "Permitted Encumbrances" means:
      ----------------------

  (a) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for which adequate accounting reserves have been set aside and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided
                                                      --------
     that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

(b) Liens for taxes and assessments on Property which are not yet past due, or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of
                                                     --------
     nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

(c) minor defects and irregularities in title to any real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

(d) easements, exceptions, reservations, or other agreements granted or entered into after the date hereof for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

(e) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, the use of any real property;

(f) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

(g) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

(h) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves
                              --------
     have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

     (i) Liens consisting of pledges or deposits made in connection with obligations under workers' compensation laws, unemployment insurance or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

     (j) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower is a party as lessee, provided the aggregate value of all such pledges and -------- deposits in connection with any such lease does not at any time exceed 10% of the annual fixed rentals payable under such lease;

     (k) Liens consisting of deposits of Property to secure statutory obligations of Borrower in the ordinary course of its business;

     (l) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower is a party in the ordinary course of its business; and

     (m) Liens created by or resulting from any litigation or legal proceeding involving Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside with respect
          --------
          thereto, and such Liens are discharged or stayed within 60 days of creation and no Property is subject to a material risk of loss or forfeiture.

          "Permitted Right of Others" means a Right of Others consisting of (a)
           -------------------------
an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease) that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, and (c) the reversionary interest of a landlord under a lease of Property.

          "Person" means any entity, whether an individual, trustee,
           ------
corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

          "Plans and Budget" means the plans, specifications, construction
           ----------------
budget, construction plan and timetable prepared by or for Borrower, as the same may be amended or supplemented from time to time, all of which plans and specifications describe and show the construction of the Proposed Expansion and the labor and materials necessary for the construction thereof.

     "Pricing Period" means the period of three months which commences on the
      --------------
first day of each March, June, September and December, and ends on the last day of the succeeding May, August, November and February.

     "Priority Distributions" means Distributions made by Borrower to the Tribe
      ----------------------
in the aggregate amount of which do not exceed $14,000,000 in any calendar year, plus for 2000 and each subsequent year, an annual adjustment in a percentage equal to the Consumer Price Index adjustment published for that year.

     "Projections" means the financial projections dated as of the Closing Date
      -----------
heretofore furnished by the Borrower to the Lenders, true and correct copies of which are attached hereto as Schedule 5.20.

     "Property" means any interest in any kind of property or asset, whether
      --------
real, personal or mixed, or tangible or intangible.

     "Proposed Expansion" means the proposed expansion of the Mohegan Sun
      ------------------
generally consisting of a hotel with approximately 1500 hotel rooms, approximately 9 new restaurants and lounges, approximately 100,000 square feet of additional gaming space, approximately 100,000 square feet of convention space, and an entertainment event center with seating for approximately 10,000, and approximately 300,000 square feet of additional retail space, in a manner consistent with the Plan and Budget.

     "Pro Rata Share" means the percentage of the Commitment held by each Lender
      --------------
on that date or, if the Commitment has been terminated, the percentage of the Obligations held by that Lender, including in each case any holdings through an SPC. As of the Closing Date, each Lender holds the percentage of the Commitment set forth opposite the name of that Lender on Schedule 1.1. Such Schedule shall be deemed to be automatically amended to reflect any assignments of the Commitment made in accordance with Section 13.8.

     "Quarterly Payment Date" means each March 31, June 30, September 30, and
      ----------------------
December 31, commencing with the first such date to occur subsequent to the Closing Date.

     "Real Property" means, collectively, the real property and improvements
      -------------
underlying Mohegan Sun described on Schedule 4.7.

     "Recourse Obligations" means, as of each date of determination, and without
      --------------------
duplication, (a) all Indebtedness and Contingent Obligations as to which

Borrower has any direct or indirect liability or obligation (whether as the primary obligor or as a surety, and whether or not Borrower is the nominal obligor with respect thereto), including without limitation indebtedness for borrowed money, obligations with respect to Capital Leases, amounts available for drawing under letters of credit and other similar instruments, and the aggregate amount drawn under letters of credit and other similar instruments not then reimbursed, (b) all Indebtedness, Contingent Obligations and other obligations secured by any Lien upon any Authority Property, and (c) all Indebtedness, Contingent Obligations and other obligations held by any Person who may take recourse to any Authority Property, the revenues of Borrower, or any other Property of Borrower for the satisfaction of such Indebtedness and other obligations. Without limitation on this definition, the Obligations, the Senior Unsecured Notes and the New Subordinated Notes each constitute Recourse Obligations.

     "Reduction Amount" means the amount which is equal to 10% of the principal
      ----------------
amount of the Commitment (as in effect as of the first Reduction Date to occur), provided that if the Commitment is thereafter increased in accordance with
--------
Section 2.7, then the Reduction Amount for each subsequent Reduction Date shall be ratably increased.

     "Reduction Date" means each Quarterly Payment Date beginning with the
      --------------
earlier of (a) March 31, 2002 or (b) the last day of the first full Fiscal Quarter following the Completion Date.

     "Reference Rate" means the rate of interest publicly announced from time to
      --------------
time by Bank of America in San Francisco, California, as its "Reference Rate." The Reference Rate is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Bank of America may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

     "Regulations D, T, U and X" means Regulations D, T, U and X, respectively,
      -------------------------
as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

     "Related Businesses" means (a) Class II and Class III Casino gaming (as
      ------------------
defined in IGRA), and (b) any resort business, any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof, including any hotel, entertainment, recreation or other activity or business, in each case designed to promote, market, support, develop, construct or enhance the casino gaming and resort business operated by Borrower at Mohegan Sun.

     "Relinquishment Agreement" means the Relinquishment Agreement dated as of
      ------------------------
February 7, 1998, among Borrower, the Tribe and TCA, as amended as of the Closing Date.

     "Request for Letter of Credit" means a written request for letter of credit
      ----------------------------
substantially in the form of Exhibit G, together with the standard form of application for standby letters of credit, as applicable, used by the Issuing Lender, signed by a Senior Officer of the Borrower and properly completed to provide all information required to be included therein.

     "Request for Loan" means a written request for a Loan substantially in the
      ----------------
form of Exhibit H, signed by a Senior Officer of the Borrower and properly completed to provide all information required to be included therein.

     "Requirement of Law" means, as to any Person, the constitution, the
      ------------------
articles or certificate of incorporation and bylaws, the partnership agreement and any related certificate of partnership, or other organizational or governing documents of such Person, and any Law, or judgment, order, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Requisite Lenders" means, as of any date of determination (a) Lenders
      -----------------
whose aggregate Pro Rata Share is at least 51% of the then outstanding Loans and Letters of Credit, or (b) if no Loans or Letters of Credit are outstanding, Lenders whose aggregate Pro Rata Share is at least 51% of the Commitment, or (c) if the Commitment has been terminated and no Loans or Letters of Credit or other Obligations (other than under Approved Swap Agreements) are then outstanding, Lenders then owed Specified Swap Amounts which are at least 51% of the aggregate Specified Swap Amount owed to all Lenders.

     "Reserve Percentage" means, with respect to any LIBOR Loan, the percentage
      ------------------
applicable as of the date of determination of the LIBOR Base Rate representing the aggregate reserve requirements of the Administrative Agent (disregarding any offsetting amounts that may be available to the Administrative Agent to decrease such requirements to the extent that such offsetting amounts arose out of transactions other than those contemplated by this Agreement) under Regulation D and any other applicable Laws with respect to Eurodollar Obligations in an aggregate amount equal to the amount of such LIBOR Loan and for a time period comparable to the number of months in the applicable Interest Period. The determination by the Administrative Agent of any applicable Reserve Percentage shall be presumed correct in the absence of manifest error.

     "Responsible Official" means, when used with reference to any Person, any
      --------------------
Senior Officer and, in the case of Borrower, includes any member of the

Management Board. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

     "Right of Others" means, as to any Property in which a Person has an
      ---------------
interest, (a) any legal or equitable right, title or other interest (other than
                                                                     ----------
a Lien) held by any other Person in or with respect to that Property, and (b) any option or right held by any other Person to acquire any right, title or other interest in or with respect to that Property, including any option or
                                                    ---------
right to acquire a Lien.

     "Securities" means any capital stock, share, voting trust certificate,
      ----------
bonds, debentures, notes or other evidences of indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

     "Security Agreement" means the Security Agreement of even date herewith
      ------------------
executed by Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

     "Senior Leverage Ratio" means, as of each date of determination, the ratio
      ---------------------
of (a) Total Debt as of that date minus Subordinated Obligations as of that date, to (b) Adjusted EBITDA for the four Fiscal Quarter period ending on that date.

     "Senior Officer" means (a) as to the Tribe, the Chairman and Vice-Chairman
      --------------
of the Tribal Council of the Tribe, the Chief of Staff of the Tribe, the Chief Financial Officer of the Tribe and the General Counsel of the Tribe, and (b) as to Borrower, the Chief Executive Officer and the Senior Vice President of Finance of Borrower. Each Senior Officer (whether denominated as an officer of the Tribe or of Borrower) shall be conclusively presumed to be authorized to act on behalf of the Borrower with respect to the transactions contemplated by the Loan Documents.

     "Senior Unsecured Notes" means (a) Borrowers 8 1/8% Senior Notes due 2006
      ----------------------
issued pursuant to the Senior Note Indenture in the aggregate principal amount of $200,000,000, and (b) any Senior Exchange Notes issued pursuant to the Senior Unsecured Note Indenture.

     "Senior Unsecured Note Indenture" means the Indenture dated as of March 3,
      -------------------------------
1999 between Borrower and First Union National Bank, as Trustee, relating to the Senior Unsecured Notes.

     "SPC" has the meaning set forth in Section 13.8.
      ---

     "Special Circumstance" means (a) the adoption of any Law by any
      --------------------
Governmental Agency, central branch or comparable authority with respect to activities in the Designated Market, or (b) any change in the interpretation or administration of any existing Law by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or (c) compliance by any Lender or its LIBOR Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or (d) the existence or occurrence of circumstances affecting the Designated Market generally that are beyond the reasonable control of the Lenders.

     "Specified Swap Amount" means, at any time, in respect of Swap Agreements
      ---------------------
to which any Lender is party, the Swap Termination Value relating thereto; provided that for purposes of this definition, any Swap Termination Value that is negative as to (i.e., owing by) any Lender shall be deemed equal to zero.

     "Subordinated Obligations" means, collectively the New Subordinated Notes
      ------------------------
and each other Indebtedness of Borrower that is subordinated to the Obligations, all of the provisions of which (including amount, maturity, amortization, interest rate, covenants, defaults, remedies and subordination), have been approved in writing as to form and substance by the Administrative Agent and designated in writing as "Subordinated Obligations" by the Administrative Agent with the written consent of the Requisite Lenders. The Senior Unsecured Notes are not Subordinated Obligations.

     "Subsidiary" means, as of any date of determination and with respect to any
      ----------
Person, any other corporation, partnership or other business entity (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership or other business entity, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

     "Swap Agreements" means one or more written agreements between Borrower and
      ---------------
one or more financial institutions providing for "swap," "cap," "collar" or other interest rate protection with respect to any Indebtedness.

     "Swap Termination Value" means, in respect of any one or more Swap
      ----------------------
Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements which may include any Lender.

     "Syndication Agent" means Salomon Smith Barney, Inc. The capacity of the
      -----------------
Syndication Agent is solely titular in nature, and except to the extent expressly set forth herein, the Syndication Agent shall not have any rights or obligations under the Loan Documents by reason of such capacity.

     "TCA" means Trading Cove Associates, a Connecticut general partnership, its
      ---
successors and assigns.

     "TCA Subordinated Notes" means subordinated notes issued in the aggregate
      ----------------------
principal amount of $90,000,000 pursuant to the Note Purchase Agreement dated as of September 29, 1995, between Borrower and Sun International Hotels Limited.

     "Termination Event" means (a) a "reportable event" as defined in Section
      -----------------
4043 of ERISA (other than a reportable event that is not subject to the
               ----- ----
provision for 30 day notice to the PBGC), (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

     "Title Company" means Chicago Title Insurance Company or such other title
      -------------
insurance company as may be reasonably satisfactory to Administrative Agent.

     "to the best knowledge of" means, when modifying a representation, warranty
      ------------------------
or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) should have been known by the Person (or, in the case of a Person other than a natural Person, should have been known by a Responsible Official of that Person). In the case of the Borrower and the Tribe, knowledge of any Responsible Official of the Borrower shall be attributed to the Tribe, and knowledge of any Responsible Official of the Tribe shall be imputed to the Tribe.

          "Total Debt" means, as of each date of determination, all Recourse
           ----------
     Obligations other than Borrower's liability for payments under the
                 ----- ----
     Relinquishment Agreement.

          "Total Leverage Ratio" means, as of each date of determination, the
           --------------------
     ratio of (a) Total Debt as of that date, to (b) Adjusted EBITDA for the four Fiscal Quarter period ending on that date.

          "Town Agreement" means the Agreement dated as of June 16, 1994 between
           --------------
     the Tribe and the Town of Montville, Connecticut, as amended as of the Closing Date.

          "Tribal Council" means the Tribal Council of the Tribe elected in
           --------------
     accordance with the Constitution.

          "Tribe" means The Mohegan Tribe of Indians of Connecticut, a federally
           -----
     recognized Indian Tribe.

          "type", when used with respect to any Loan or Advance, means the
           ----
     designation of whether such Loan or Advance is a Base Rate Loan or Advance or a LIBOR Loan or Advance.

          "UCC Ordinance" means the Tribe's Ordinance Number 98-7.
           -------------

          "Unused Commitment" means, as of each date of determination, the
           -----------------
     difference between (a) the aggregate Commitment on that date and (b) the sum of (i) the outstanding principal amount of the Loans, (ii) the amount
     ---
     available for drawing under outstanding Letters of Credit, and (iii) the aggregate amount of all unreimbursed draws with respect to Letters of Credit.

          "Working Capital" means, as of each date of determination, the current
           ---------------
     assets of Borrower other than Cash and Cash Equivalents minus the current
                        ----- ----
     liabilities of Borrower, in each case determined in accordance with Generally Accepted Accounting Principles, consistently applied.

     1.2 Use of Defined Terms. Any defined term used in the plural shall refer
         --------------------
to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

     1.3 Accounting Terms. All accounting terms not specifically defined in
         ----------------
this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this

Agreement such that the financial covenants contained in Sections 7.12 through 7.15, inclusive, would then be calculated in a different manner or with different components, (a) Borrower, the Tribe and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections during the 60 day period following any such change in Generally Accepted Accounting Principles if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

     1.4 Rounding. Any financial ratios required to be maintained by Borrower
         --------
pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement,
         ----------------------
either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.6 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is
         -------------------
conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                   ARTICLE 2.

                           LOANS AND LETTERS OF CREDIT
                           ---------------------------

     2.1 Loans-General .
         -------------

          (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Maturity Date, each Lender shall, pro rata according to its Pro Rata Share of the then applicable Commitment, make revolving Advances to Borrower under the Commitment in such amounts as Borrower may request that do not exceed in the aggregate at any one time outstanding the amount of that Lender's Pro Rata Share of the then applicable Commitment; provided that, giving effect to the Loan of which such
                       --------
Advance is a part, the sum of (i) the aggregate principal amount of the
                       ---
outstanding Loans plus (ii) the aggregate amount available for drawing under the
                  ----
outstanding Letters of Credit plus (iii) the aggregate amount of all
                              ----
unreimbursed draws with respect to all Letters of Credit, shall not exceed the then applicable Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under this Agreement without premium or penalty.

          (b) Each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, which shall be a Business Day in the case of a Base Rate Loan and a LIBOR Business Day in the case of a LIBOR Loan, (ii) amount of such Loan, (iii) type of such Loan, and (iv) in the case of LIBOR Loans, the Interest Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone by a Senior Officer of Borrower. Borrower shall immediately confirm each requested Loan by submitting a Request for Loan conforming with the requirements of the preceding sentence to the Administrative Agent by telecopier, with the original thereof to follow by mail. In the case of the initial Loans to be made on the Closing Date, the Request for Loan to be delivered by the Borrower shall be delivered to the Administrative Agent no later than 12:00 noon, California time, one day before the Closing Date and such Loans shall be Base Rate Loans only.

          (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone, telecopier or telex of the date of the Loan and that Lender's Pro Rata Share of the Loan. Not later than 12:00 noon, California time, in the case where a Base Rate Loan is requested, and 10:00 a.m. California time, in the case where a LIBOR Loan is requested, on the date specified for any Loan, each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon fulfillment of the applicable conditions set forth in Article 10, all Advances shall be credited in immediately available funds to the Designated Deposit Account.

          (d) Unless the Requisite Lenders otherwise consent, each Loan under the Commitment shall be in an integral multiple of $1,000,000 which is equal to or greater than $5,000,000.

          (e) Unless the Administrative Agent otherwise consents, no Request for Loan may be revoked by Borrower after its submission to the Lenders by the Administrative Agent. In the event that the Administrative Agent consents to the revocation of any Request for Loan submitted by the Borrower, Borrower agrees that it shall reimburse the Administrative Agent and each Lender for any loss, cost, damage or expense associated with any redeployment of funds caused by such revocation.

          (f) If, as of the end of the Interest Period with respect to any LIBOR Loan, Borrower has not submitted a Request for Loan or orally requested a Base Rate Loan in accordance with Section 2.1(b), or if any Request for Loan submitted by Borrower for a LIBOR Loan fails to satisfy the notice periods specified in Section 2.3, then, in the absence of notice from Borrower to the contrary, Borrower shall be deemed to have requested a Base Rate Loan in an amount equal to the maturing LIBOR Loan, and the Lenders shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(b) and 2.2.

          (g) The Loans and Advances made by the Lenders pursuant to this Agreement shall be evidenced hereby, without the requirement for the issuance of any Note or promissory note to any Lender, provided however
                                                            -------- -------
     that upon request from any Lender to Borrower submitted through the Administrative Agent from time to time, Borrower shall issue a Note to such Lender in the amount of that Lender's Pro Rata Share, which Note will thereafter serve as evidence of that Lender's Advances.

     2.2 Base Rate Loans. Each request by Borrower for a Base Rate Loan shall
         ---------------
be made pursuant to a Request for Loan or an oral request for loan submitted in accordance with Section 2.1(b), in each case received at the Administrative Agent's Office not later than 10:00 a.m. California time, on the Business Day immediately preceding the Business Day upon which the requested Loan is to be made.

     2.3 LIBOR Loans.
         -----------

          (a) Each request by Borrower for a LIBOR Loan shall be made pursuant to a Request for Loan or an oral request submitted in accordance with
     Section 2.1(b), in each case received at the Administrative Agent's Office not later than 9:00 a.m., California time, at least three LIBOR Business Days before the first day of the applicable Interest Period.

          (b) Two LIBOR Business Days prior to the first day of the applicable Interest Period, the Administrative Agent shall determine the applicable LIBOR (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone, telecopier or telex.

          (c) Unless all of the Lenders otherwise consent in writing, no LIBOR Loan may be requested during the continuance of a Default or Event of Default.

          (d) Nothing contained herein shall require any Lender to actually obtain the funds needed to make any LIBOR Advance in the Designated Market.

          (e) Unless the Administrative Agent otherwise consents, no more than five LIBOR Loans shall be outstanding at any one time.

          (f) No LIBOR Loan shall be made which would cause the aggregate amount of all LIBOR Loans having Interest Periods ending after any Reduction Date plus the aggregate face amount of all Letters of Credit having expiry dates (including any mandatory extensions thereof) after that Reduction Date to be in excess of the amount of the Commitment, as scheduled to be reduced pursuant to Section 2.5 on that Reduction Date.

      2.4 Letters of Credit.
          -----------------

          (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit which do not result in the aggregate effective face amount of all outstanding Letters of Credit being in excess of $25,000,000; provided that after giving effect to all such
                               --------
     Letters of Credit, the sum of (i) the aggregate principal amount of the
                            ---
     outstanding Loans plus (ii) the aggregate amount available for drawing
                       ----
     under the outstanding Letters of Credit plus (iii) the aggregate amount of
                                             ----
     all unreimbursed draws with respect to all Letters of Credit, shall not exceed the then applicable Commitment. No Letter of Credit shall be issued which would cause the aggregate amount of all LIBOR Loans having Interest Periods ending after any Reduction Date plus the aggregate face amount
                                             ----
     of all Letters of Credit having expiry dates (including any mandatory extensions thereof) after that Reduction Date to be in excess of the amount of the Commitment, as scheduled to be reduced pursuant to Section 2.5 on that Reduction Date. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Lender. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the terms of the Letters of Credit shall not exceed 12 months from the date of issuance thereof (or, in the case of any renewal, 12 months from the date of such renewal) and no Letter of Credit or renewal thereof shall have a term which exceeds the Maturity Date. Borrower will not request any Letter of Credit which is not reasonably necessary in the ordinary course of business of Borrower.

          (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least three Business Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

          (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation from the Issuing Lender, in an amount equal to that Lender's Pro Rata Share, of such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, reimburse the Issuing Lender promptly upon demand for the amount of such payment through the Administrative Agent. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

          (d) Borrower agrees to pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit upon the date of each drawing thereunder, together with interest on such amount from the date of any payment made by the Issuing Lender at the Default Rate (provided that,
                                                             -------- ----
     subject to the terms and conditions hereof, Borrower may request a Base Rate Loan in accordance with this Agreement to finance such amounts at the rate ordinarily applicable to Base Rate Loans). The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit. Each Lender that has reimbursed the Issuing Lender pursuant to Section 2.4(c) for its Pro-Rata Share of any payment made by the Issuing Lender under a Letter of Credit shall thereupon acquire a pro-rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Borrower under this Section 2.4(d) and shall share, in accordance with that pro-rata participation, in any payment (including any payment of interest with respect thereto) made by Borrower with respect to such claim, and the Administrative Agent shall remit to each such Lender its Pro Rata Share thereof in immediately available funds.

          (e) If Borrower fails to make the payment required by Section 2.4(d) upon demand, in lieu of the reimbursement to the Issuing Lender under
     Section 2.4(c)
     the Issuing Lender may (but is not required to) without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under the Commitment in accordance with their Pro Rata Shares in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 10 shall not apply. The proceeds of such Advances shall be paid to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit. Such Advances shall be payable upon demand and shall bear interest at the Default Rate.

          (f) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

          (g) The obligation of Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Connecticut Uniform Commercial Code Section 42a-5-109. Without limiting the foregoing, Borrower's obligations shall not be affected by any of the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

               (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (v) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

               (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

               (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

               (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

               (ix) any failure or delay in notice of shipments or arrival of any property;

               (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

               (xi) any error, neglect or default of any correspondent of the Issuing Lender in connection with a Letter of Credit;

               (xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

               (xiii) so long as the Issuing Lender in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

               (xiv) where the Issuing Lender has acted in good faith and observed general banking usage, customs or practices, any other circumstances whatsoever.

          (h) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 12.6, mutatis mutandis.
                                                        ------- --------

     2.5 Automatic Reduction of Commitment. The Commitment shall automatically
         ---------------------------------
reduce by the Reduction Amount on each Reduction Date.

     2.6 Voluntary Reduction of Commitment. Borrower shall have the right, at
         ---------------------------------
any time and from time to time, without penalty or charge, upon at least five Business Days prior written notice to the Administrative Agent, voluntarily to permanently and irrevocably reduce, in aggregate principal amounts which are not less than $5,000,000 and in an integral multiple of $1,000,000, or to terminate, the then undisbursed portion of the Commitment, provided that (i) any such reduction or termination shall be accompanied by all accrued and unpaid commitment fees with respect to any portion of the Commitment being reduced or terminated, and (ii) no such reduction or termination shall affect the further scheduled reductions of Commitment in accordance with Section 2.5.

     2.7 Optional Increases to the Commitment.
         ------------------------------------

          (a) Provided that no Default or Event of Default then exists, Borrower may, at any time prior to the date which is the second anniversary of the Closing Date, request in writing that the then effective Commitment be increased to an amount which is not greater than $500,000,000 minus the
                                                                   -----
     amount of any reductions to the Commitment which have then occurred pursuant to Sections 2.5 or 2.6, in accordance with the provisions of this Section. Any request under this Section shall be submitted by Borrower to the Lenders through the Administrative Agent not less than thirty days prior to the proposed increase, specify the proposed effective date and amount of such increase and be accompanied by a Certificate signed by a Senior Officer of Borrower (and consented to by the Tribe acting through a Senior Officer), stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase. Borrower may also specify any fees offered to those Lenders which agree to an increase in the amount of their Pro Rata Share of the Commitment (which fees may be variable based upon the amount which any such Lender is willing to assume as an increase to the amount of its Pro Rata Share of the increased Commitment). The consent of the Lenders, as such, shall not be required for an increase in the amount of the Commitment pursuant to this Section.

          (b) Each Lender may approve or reject a request for an increase in the amount of the Commitment in its sole and absolute discretion and, absent an affirmative written response within thirty days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect Borrower's right to increase the Commitment pursuant to this Section.

          (c) In responding to a request under this Section, each Lender which is willing to increase the amount of its Pro Rata Share of the increased Commitment shall specify the amount of the proposed increase which it is willing to assume. Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share of the Commitment before such increase) in any resulting increase in the Commitment, subject to the right of the Administrative Agent to adjust allocations of the increased Commitment so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $100,000.

          (d) If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with clause (e) of this Section (each, a "New Lender"), which New Lenders may assume the amount of the increase in the Commitment that has not been assumed by the consenting Lenders.

          (e) Each New Lender designated by Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Commitment upon its execution of an instrument of joinder to this Agreement which is in form and substance reasonably acceptable to the Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of an Assignment Agreement.

          (f) Subject to the foregoing, any increase to the Commitment requested under this Section shall be effective as of the date proposed by Borrower and shall be in the principal amount equal to (i) the amount which consenting Lenders are willing to assume as increases to the amount of their Pro Rata Share plus (ii) the amount offered by any New Lenders. Upon
                          ----
     the effectiveness of any such increase, Borrower shall issue (x) replacement Notes to each affected Lender and new Notes to each New Lender, and the percentage Pro Rata Shares of each Lender will be adjusted to give effect to the increase in the Commitment and set forth in a new Schedule ( )1 issued by the Administrative Agent, (y) execute and deliver to the Administrative Agent such amendments to the Loan Documents as the Administrative Agent may reasonably request relating to such increase, including without limitation an amendment to the Leasehold Mortgage executed by Borrower and the Tribe reflecting the increase of the amounts secured thereby, and (z) Borrower shall provide to the Administrative Agent an endorsement to its ALTA lenders policy of title insurance, in form and substance reasonably acceptable to the Administrative Agent, insuring the continued priority and perfection of the Leasehold Mortgage.

     2.8 Administrative Agent's Right to Assume Funds Available for Advances.
         -------------------------------------------------------------------
Unless the Administrative Agent shall have been notified by any Lender prior to the funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's Pro Rata Share of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Share or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.9 Collateral. The Loans, together with all other Obligations, shall be
         ----------
secured by the Liens created by the Collateral Documents. Each Approved Swap Agreement shall be secured by the Lien of the Collateral Documents (a) on a pari
                                                                            ----
passu basis to the extent of the associated Swap Termination Value, and (b) to
-----
the extent of any excess, on a basis which is in all respects subordinated to all other Obligations.

                                   ARTICLE 3.
                               PAYMENTS AND FEES
                               -----------------

     3.1 Principal and Interest.
         ----------------------

          (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Loan from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. At the option of the Requisite Lenders, interest on overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations quarterly, to the fullest extent permitted by applicable Laws.

          (b) Interest accrued with respect to Base Rate Loans shall be payable quarterly in arrears on each Quarterly Payment Date. Except as otherwise provided in Section 3.9, the unpaid principal amount of each Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Applicable Percentage for Base Rate Loans. Each change in the interest rate hereunder shall take effect simultaneously with the corresponding change in the Base Rate or the Applicable Percentage.

          (c) Interest on each LIBOR Loan which is for a term of three months or less shall be due and payable on the last day of the related Interest Period. Interest accrued on each other LIBOR Loan shall be due and payable on the date which is three months after the date such LIBOR Loan was made, every three months thereafter and, in any event, on the last day of the related Interest Period. Except as otherwise provided in Section 3.9, the unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to the LIBOR for that LIBOR Loan plus the Applicable Percentage for LIBOR Loans. While the LIBOR for each LIBOR Loan shall remain fixed for the entire related Interest Period, the Applicable Percentage for each LIBOR Loan shall change simultaneously with the corresponding change in Applicable Percentages generally.

          (d) If not sooner paid, the principal Indebtedness evidenced by the Loan Documents shall be payable as follows:


               (i) the principal amount of each LIBOR Loan shall be payable on the last day of the Interest Period for such Loan;

               (ii) the amount, if any, by which the aggregate principal amount of the Loans plus the aggregate amount available for drawing under
                       ----
          outstanding Letters of Credit plus the aggregate amount of all
                                        ----
          unreimbursed draws with respect to Letters of Credit at any time exceeds the Commitment shall be payable immediately; and


               (iii) the principal Indebtedness evidenced by the Loan Documents shall in any event be payable on the Maturity Date.

          (e) Subject to Section 3.8, the Loans may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, provided that with respect to any voluntary prepayment of the
                 --------
     Loans under this Section 3.1(e), (i) any partial prepayment shall be in an integral multiple of $1,000,000 which is not less than $5,000,000, and (ii) the Administrative Agent shall have received written notice of any prepayment prior to 9:00 a.m. California time one Business Day (or, in the case of any prepayment of any LIBOR Loan, three LIBOR Business Days) before the date of prepayment, which notice shall identify the date and amount of the prepayment.

     3.2 Arrangement Fees. On the Closing Date, Borrower shall pay to the
         ----------------
Administrative Agent for the account of the Lead Arranger a fee in the amount set forth in a letter agreement dated March 3, 1999 between the Lead Arranger, the Administrative Agent and Borrower. This fee is fully earned as of the Closing Date, is solely for the account of Lead Arranger and is non-refundable.

     3.3 Annual Agency Fees. On the Closing Date and on each anniversary
         ------------------
thereof, Borrower shall pay to the Administrative Agent agency fees in the amounts set forth in a letter agreement dated March 3, 1999 between the Lead Arranger, Administrative Agent and Borrower. These agency fees are fully earned as of the date when due, are solely for the account of Administrative Agent and are non-refundable.

     3.4 Facility Fees. On the Closing Date, Borrower shall pay to the
         -------------
Administrative Agent, for the account of each Lender, a non-refundable facility fee in amount equal to (a) the amount of that Lender's Pro Rata Share, times (b) a percentage based on the principal amount of the Commitment which such Lender extended a written offer to Borrower to assume (without regard to the Pro Rata Share actually allocated to such Lender), as set forth in a letter agreement dated March 3, 1999 among the Lead Arranger, the Administrative Agent and Borrower.

     3.5 Commitment Fees. From the Closing Date, the Borrower shall pay to the
         ---------------
Administrative Agent, for the account of the Lenders according to their Pro Rata Shares, commitment fees equal to the product of (a) the Applicable Percentage for Commitment Fees times (b) the average daily Unused Commitment for that calendar quarter. The commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date and upon any termination of the Commitment.

     3.6 Letter of Credit Fees. Concurrently with the issuance of each Letter
         ---------------------
of Credit, Borrower shall pay letter of credit fees (a) to the Issuing Lender, for the sole account of the Issuing Lender, in an amount set forth in a letter agreement dated March 3, 1999 between the Issuing Lender, Lead Arranger and Borrower, and (b) to the Administrative Agent, for the ratable account of the Lenders in accordance with their Pro Rata Shares of the Commitment, in an amount equal to the Applicable Percentage for LIBOR Loans times the maximum amount available for drawing under such Letter of Credit, in each case for the tenor of such Letter of Credit. The Administrative Agent shall promptly make available to the Lenders in immediately available funds, pro-rata according to their Pro Rata Share, the standby letter of credit fees which are for the account of the Lenders. Borrower shall also pay transfer, issuance, check fees and such other fees as the Issuing Lender normally charges (not to include origination fees) in connection with standby letters of credit and activity pursuant thereto, which fees shall be solely for the account of the Issuing Lender.

     3.7 Increased Commitment Costs. If any Lender shall have determined that
         --------------------------
the introduction after the date hereof of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by that Lender (or its LIBOR Lending Office) or any corporation controlling that Lender, with any request, guidelines or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by that Lender or any corporation controlling that Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligations under this Agreement, then, upon demand of such Lender, Borrower shall immediately pay to that Lender, from time to time as specified by that Lender, additional amounts sufficient to compensate that Lender for such increase.

     3.8 LIBOR Fees and Costs.
         --------------------

          (a) If, after the date hereof, the existence or occurrence of any Special Circumstance:


               (i) shall subject any Lender or its LIBOR Lending Office to any tax, duty or other charge or cost with respect to any LIBOR Advance, any Note or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any LIBOR Advance or any other amounts due under this Agreement in respect of any LIBOR Advance, any Note or its obligation to make LIBOR Advances (except for changes in any tax on the overall net income, gross income or gross receipts of such Lender or its LIBOR Lending Office);

                (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of
         ---------
        Governors of the Federal Reserve System), special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its LIBOR Lending Office; or

                (iii) shall impose on any Lender or its LIBOR Lending Office or the Designated Market any other condition affecting any LIBOR Advance, any Note, its obligation to make LIBOR Advances or this Agreement, or shall otherwise affect any of the same; (i)

     and the result of any of the foregoing, as determined by such Lender, increases the cost to such Lender or its LIBOR Lending Office of making or maintaining any LIBOR Advance or in respect of any LIBOR Advance, any Note or its obligation to make LIBOR Advances or reduces the amount of any sum received or receivable by such Lender or its LIBOR Lending Office with respect to any LIBOR Advance, any Note or its obligation to make LIBOR Advances (assuming such Lender's LIBOR Lending Office had funded 100% of its LIBOR Advance in the Designated Market), then, upon demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's LIBOR Lending Office had funded 100% of its LIBOR Advance in the Designated Market). A statement of any Lender claiming compensation under this subsection, providing supporting calculation, and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section, and agrees to designate a different LIBOR Lending Office promptly if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Lender, otherwise be disadvantageous to such Lender. If any Lender claims compensation under this Section, Borrower may at any time, upon at least four LIBOR Business Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by
     Section 3.8(d), pay in full the affected LIBOR Advances of such Lender or request that such LIBOR Advances be converted to Base Rate Advances.

          (b) If, after the date hereof, the existence or occurrence of any Special Circumstance shall, in the opinion of any Lender, make it unlawful, impossible or impracticable for such Lender or its LIBOR Lending Office to make, maintain or fund its portion of any LIBOR Loan, or materially restrict the ability of such Lender to purchase or sell, or to take deposits of, dollars in the Designated Market, or to determine or charge interest rates based upon the LIBOR, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make LIBOR

     Advances shall be suspended for the duration of such illegality, impossibility or impracticability and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's LIBOR Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the Interest Period(s) applicable to such LIBOR Advances if such Lender may lawfully continue to maintain and fund such LIBOR Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advances to such day(s), provided that in such event the
                                         --------
     conversion shall not be subject to payment of a prepayment fee under
     Section 3.8(d). In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance.

               (c) If, with respect to any proposed LIBOR Loan:

                    (i) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Market generally that are beyond the reasonable control of the Lenders, deposits in dollars (in the applicable amounts) are not being offered to each of the Lenders in the Designated Market for the applicable Interest Period; or

                    (ii) the Requisite Lenders advise the Administrative Agent that the LIBOR as determined by the Administrative Agent (A) does not represent the effective pricing to such Lenders for deposits in dollars in the Designated Market in the relevant amount for the applicable Interest Period, or (B) will not adequately and fairly reflect the cost to such Lenders of making the applicable LIBOR Advances;

          then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future LIBOR Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a LIBOR Loan, such Request for Loan shall be deemed to specify a Base Rate Loan.

               (d) Upon payment or prepayment of any LIBOR Advance (other than as the result of a conversion required under Section 3.8(b)), on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower to borrow on the date or in the amount specified for a LIBOR Loan in any Request for Loan, Borrower shall pay to the appropriate Lender a prepayment fee or failure to borrow fee, as the case may be, calculated as follows (and determined as though 100% of the LIBOR Advance had been funded in the Designated Market):

                    (i) principal amount of the LIBOR Advance, times the number
                                                               -----
               of days between the date of prepayment or failure to borrow and the last day in the applicable Interest Period, divided by 360,
                                                               -------
               times the applicable Interest Differential; plus
               -----                                       ----

                    (ii) all actual out-of-pocket expenses (other than those
               taken into account in the calculation of the Interest Differential) incurred by the Lender (excluding allocations of
                                                     ---------
               any expense internal to that Lender) and reasonably attributable to such payment, prepayment or failure to borrow;

         provided that no prepayment fee or failure to borrow fee shall be
         --------
         payable (and no credit or rebate shall be required) if the product of the foregoing formula is not a positive number. Each Lender's determination of the amount of any prepayment fee or failure to borrow fee payable under this Section 3.8(d) shall be based upon the Administrative Agent's determination of the applicable Interest Differential but shall otherwise be conclusive in the absence of manifest error.

     3.9 Default Rate. Upon the occurrence and during the continuation of any
         ------------
Default, the outstanding principal amount of the Loans shall, at the option of the Requisite Lenders, thereafter bear interest at a rate per annum which is 2% per annum in excess of the otherwise applicable rate, to the fullest extent permitted by applicable Laws. Upon the occurrence and during the continuation of any Default or Event of Default, accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be payable
 ---------
upon demand and shall be compounded quarterly, on the last day of each calendar quarter, to the fullest extent permitted by applicable Laws.

     3.10 Computation of Interest and Fees. Computation of interest on Base
          --------------------------------
Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of interest on LIBOR Loans and on fees payable under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     3.11 Non-Business Days. If any payment to be made by Borrower or any other
          -----------------
Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest.

     3.12 Manner and Treatment of Payments.
          --------------------------------

                  (a) Each payment hereunder (except payments pursuant to
                                              ------
         Sections 3.7, 3.8, 13.11 and 13.15) or on the Notes or under any other Loan Document shall be made, without setoff, counterclaim or deduction of any kind, to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Business Day). All later payments shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California local time, on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                  (b) Each payment or prepayment on account of any Loan shall be made and applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

                  (c) Each Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to its Note and such record shall be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, no Lender shall be liable to any Party for any failure to keep such a record, and no such failure shall affect the amount of the Obligations hereunder.

     3.13 Funding Sources. Nothing in this Agreement shall be deemed to
          ---------------
obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

     3.14 Failure to Charge Not Subsequent Waiver. Any decision by the
          ---------------------------------------
Administrative Agent or any Lender not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable
 ---------
under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest at the Default Rate), fee, cost or other amount
          ---------
payable under any Loan Document, or to calculate an amount payable by another method, on any other or subsequent occasion.

     3.15 Administrative Agent's Right to Assume Payments Will be Made by
          ---------------------------------------------------------------
Borrower. Unless the Administrative Agent shall have been notified by Borrower
--------
prior to the
date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

     3.16 Authority to Charge Account. Borrower hereby authorizes the
          ---------------------------
Administrative Agent to charge the Designated Deposit Account or any other demand deposit account maintained by Borrower with the Administrative Agent, in such amounts as may from time to time be necessary to cause timely payment of principal, interest, fees and other charges payable by Borrower under the Loan Documents, but only to the extent that any such payment is not otherwise made when due. Nothing herein shall obligate the Administrative Agent to charge any such account in this manner or to charge any account at a time when there are not sufficient good funds in such account.

     3.17 Fee Determination Detail. The Administrative Agent, and any Lender,
          ------------------------
shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Lenders, or that Lender, under Article 3 has been determined.

     3.18 Survivability. All of Borrower's obligations under Sections 3.7 and
          -------------
3.8 shall survive for one year following the date on which all Loans hereunder are fully paid; provided, however, that such obligations shall not, from and
                --------
after the date on which all Loans hereunder are fully paid, be deemed secured Obligations for any purpose under the Loan Documents.

     3.19 Withholding Gross-Up. Each payment of any amount payable by Borrower
          --------------------
or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by
           ---------
overall net income, gross income or gross receipts, (ii) franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iv) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 13.23, to the extent such forms are then available under applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower or any other Party is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, they shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower or the relevant Party.

                                   ARTICLE 4.
                   REPRESENTATIONS AND WARRANTIES OF THE TRIBE

     In order to induce the Creditors to enter into this Agreement and the other Loan Documents to be executed as of the Closing Date, the Tribe represents and warrants to the Creditors that, as of the Closing Date (but not as of any date subsequent thereto).

     4.1 Existence and Qualification; Power; Compliance With Laws. The Tribe is
         --------------------------------------------------------
federally recognized as a Indian Tribe pursuant to a determination of the Assistant Secretary - Indian Affairs, dated March 7, 1994, published in the Federal Register on March 15, 1994, as amended by a correction dated July 1, 1994, published in the Federal Register on July 20, B. 1994, and as an Indian Tribal government pursuant to Sections 7701(a)(40)(A) and 7871(a) of the Internal Revenue Code, Title 26 U.S.C. Borrower is a governmental instrumentality of the Tribe. As of the Closing Date, each of the Tribe and Borrower is a non-taxable entity for purposes of federal income taxation under the Internal Revenue Code, Title 26 U.S.C., and the gaming and other revenues of Borrower are exempt from federal income taxation. To the extent required by Law, Borrower and the Tribe are qualified to do business and are in good standing under the laws of each jurisdiction in which they are required to be qualified by reason of the location or the conduct of their business. The Tribe and the Borrower each have all requisite power and authority to execute and deliver each Loan Document to which they are a Party and to perform their respective Obligations. The Tribe and Borrower are in material compliance with the terms of the Compact, the Gaming Authority Ordinance, the Gaming Ordinance and with all Laws and other legal requirements applicable to their existence and business (including without limitation, IGRA and all Gaming Laws), have obtained all authorizations, consents, approvals, orders, licenses and permits from, and have accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of their business, except where the failure so to file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

     4.2 Authority; Compliance With Other Agreements and Instruments and
         ---------------------------------------------------------------
Government Regulations. The execution, delivery and performance by the Tribe
----------------------
and by Borrower of the Loan Documents have been duly authorized by all necessary Tribal Council , Management Board and other action, and do not:

          (a) require any consent or approval not heretofore obtained of any enrolled tribal member, Tribal Council member, Management Board Member, security holder or creditor;

          (b) violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe or of Borrower;

          (c) result in or require the creation or imposition of any Lien or Right of Others (other than pursuant to the Collateral Documents) upon or with respect to any Authority Property now owned or leased or hereafter acquired;

          (d) violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe or Borrower;

          (e) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction;

          (f) result in a material breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a material breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe or Borrower is a party or by which the Tribe, Borrower or any of their Property is bound or affected; or

          (g) require any consent or approval of any Governmental Agency, or any notice to, registration or qualification with any Governmental Agency, not heretofore obtained or obtained concurrently with the Closing Date;

and the Tribe and Borrower are not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(f), in any respect that constitutes a Material Adverse Effect.

     4.3 No Governmental Approvals Required. Except for the consent of the
         ----------------------------------  ------
Bureau of Indian Affairs pursuant to 25 U.S.C ss.81 (which consent is being obtained concurrently with the execution and delivery of this Agreement), no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery and performance by the Tribe and the Borrower of the Loan Documents to which they are parties.

     4.4 The Nature of Borrower. The Tribe has no Subsidiaries and no
         ----------------------
Affiliates which are included in or controlled by or through Borrower. All activities of the Tribe constituting or relating to the ownership and operation of gaming facilities (including all Class II and Class III gaming activities within the meaning of IGRA) and all activities of the Tribe constituting or relating to the ownership of hotel, restaurant, entertainment and resort facilities are conducted on behalf of the Tribe by Borrower pursuant to the authority granted to Borrower in the Gaming Authority Ordinance.

     4.5 No Management Contract. Neither this Agreement nor the other Loan
         ----------------------
Documents, taken individually or as a whole, constitute "management contracts" or "management agreements" within the meaning of Section 12 of IGRA, or deprive Borrower of the sole proprietary interest and responsibility of the conduct of gaming activity at Mohegan Sun.

     4.6 Title to and Location of Property. As of the Closing Date, Borrower
         ---------------------------------
has good and valid title to all the Property reflected in the financial statements described in Section 5.6 other than immaterial items of Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than as set forth in Schedule 7.8, provided that the leasehold estate which is the subject of the Leasehold Mortgage covers real property the title to which is held by the United States in trust on behalf of the Tribe.

     4.7 Real Property. Schedule 4.7 sets forth a summary description of all
         -------------
real property owned by the Tribe which is Authority Property, including the Real Property, and of all real property leasehold estates held by Borrower from the Tribe, which summary is accurate and complete in all material respects. Except as set forth in Schedule 4.7, the leases creating such real property leasehold estates are in full force and effect and create a valid leasehold estate on the terms of such lease, and neither Borrower nor the Tribe is in default or breach of any thereof . The copies of such real property leases heretofore furnished to the Administrative Agent are true copies and there are no amendments thereto copies of which have not been furnished to the Administrative Agent. Under 25 U.S.C. ss.177 such real property may not be encumbered by the Tribe or Borrower without the consent of the United States of America, however each required consent has been obtained concurrently with the execution and delivery of this Agreement. The Authority Property includes all real, mixed and personal property which is operationally integral to the on-reservation gaming activities of the Tribe.

     4.8 Governmental Regulation. Except for consents of the Bureau of Indian
         -----------------------
Affairs being obtained concurrently with the execution of this Agreement, Borrower is not subject to regulation under any Law limiting or regulating its ability to incur Indebtedness for money borrowed, to grant Liens to secure its obligations with respect to such Indebtedness or to otherwise perform the Obligations.

     4.9 Binding Obligations. The Loan Documents contemplated by Section 10.1
         -------------------
and Section 10.2 have been executed and delivered by the Tribe and Borrower, as applicable, and constitute the legal, valid and binding obligations of the Tribe and Borrower enforceable in accordance with their terms. The provisions of
Section 13.24 are specifically enforceable against the Tribe and Borrower.

     4.10 No Default. No event has occurred and is continuing that is a Default
          ----------
or an Event of Default.

     4.11 Disclosure. No written statement made by or on behalf of the Tribe or
          ----------
Borrower to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan or Letter of Credit, contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. There is no fact known to the Tribe or Borrower (other than matters of a general economic nature or matters generally applicable to businesses of the types engaged in by Borrower) which would constitute a Material Adverse Effect that has not been disclosed in writing to the Administrative Agent and the Lenders.

     4.12 Gaming Laws. Borrower and the Tribe are in material compliance with
          -----------
all applicable Gaming Laws.

     4.13 Security Interests. The Liens created by the Security Agreement are
          ------------------
perfected and of first priority to the fullest extent that the same may be perfected by the filing of financing statements under the Connecticut Uniform Commercial Code (as adopted by the Borrower pursuant to the UCC Ordinance). The Leasehold Mortgage creates a valid and perfected Lien in the Collateral described therein securing the Obligations. The Deposit Account Agreements create a valid and perfected Lien in the Collateral described therein (including without limitation the Operating Accounts) securing the Obligations. Each of the Liens described in this Section are of first priority, subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in Schedule 7.8.

     4.14 Arbitration. Pursuant to the Constitution, to the extent that any
          -----------
dispute among the parties to the Loan Documents is initiated in or referred to the Tribal Court, (i) such court lacks discretion to refuse to compel arbitration among the parties to the dispute, and (ii) such court is obligated to honor and enforce any award by the arbitrator, without review of any nature by such court.

     4.15 Recourse Obligations. Under current Law, no obligation of the Tribe
          --------------------
of any type or nature may constitute a Recourse Obligation unless and to the extent that Borrower has become an express obligor with respect thereto, and the Tribe has no authority, independent of Borrower, to incur any obligation on behalf of Borrower, to bind any Authority Property, or to grant Liens upon any Authority Property.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     In order to induce the Creditors to enter into this Agreement and the other Loan Documents, to make Loans and to issue and participate in Letters of Credit hereunder, Borrower represents and warrants to the Creditors that:

     5.1 Existence and Qualification; Power; Compliance With Laws. The Tribe is
         --------------------------------------------------------
federally recognized as a Indian Tribe pursuant to a determination of the Assistant Secretary - Indian Affairs, dated March 7, 1994, published in the Federal Register on March 15, 1994, as amended by a correction dated July 1, 1994, published in the Federal Register on July 20, B. 1994, and as an Indian Tribal government pursuant to Sections 7701(a)(40)(A) and 7871(a) of the Internal Revenue Code, Title 26 U.S.C. Borrower is a governmental instrumentality of the Tribe. As of the Closing Date, each of the Tribe and Borrower is a non-taxable entity for purposes of federal income taxation under the Internal Revenue Code, Title 26 U.S.C., and the gaming and other revenues of Borrower are exempt from federal income taxation. To the extent required by Law, Borrower and the Tribe are qualified to do business and is in good standing under the laws of each jurisdiction in which they are required to be qualified by reason of the location or the conduct of their business. The Tribe and the Borrower each have all requisite power and authority to conduct their respective business, to own and lease their respective Properties, to execute and deliver each Loan Document to which they are a Party and to perform their respective Obligations. As of the Closing Date, the chief executive offices of Borrower are located in Uncasville, Connecticut at the address for notices set forth on the signature pages hereto. The Tribe and Borrower are in material compliance with the terms of the Compact, the Gaming Ordinance, the Gaming Authority Ordinance and with all Laws and other legal requirements applicable to their existence and business (including without limitation, IGRA and all Gaming Laws), have obtained all authorizations, consents, approvals, orders, licenses and permits from, and have accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of their business, except where the failure so to file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

     5.2 Authority; Compliance With Other Agreements and Instruments and
         ---------------------------------------------------------------
Government Regulations. The execution, delivery and performance by the Tribe
----------------------
and by Borrower of the Loan Documents have been duly authorized by all necessary Tribal Council, Management Board and other action, and do not: E.

          (a) require any consent or approval not heretofore obtained of any enrolled tribal member or Tribal Council member, Management Board member, security holder or creditor;

          (b) violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe or of Borrower;

          (c) result in or require the creation or imposition of any Lien or Right of Others (other than pursuant to the Collateral Documents) upon or with respect to any Authority Property now owned or leased or hereafter acquired;

          (d) violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe or Borrower;

          (e) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction;

          (f) result in a material breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a material breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe or Borrower is a party or by which the Tribe, Borrower or any of their Property is bound or affected; or

          (g) require any consent or approval of any Governmental Agency, or any notice to, registration or qualification with any Governmental Agency, not heretofore obtained or obtained concurrently with the Closing Date;

and the Tribe and Borrower are not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 5.2(f), in any respect that constitutes a Material Adverse Effect.

     5.3 No Governmental Approvals Required. Except for the consent of the
         ----------------------------------  ------
Bureau of Indian Affairs pursuant to 25 U.S.C (S).81 (which consent is being obtained concurrently with the execution and delivery of this Agreement), no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery and performance by the Tribe and the Borrower of the Loan Documents to which they are parties.

     5.4 The Nature of Borrower. The Tribe has no Subsidiaries and no
         ----------------------
Affiliates which are included in or controlled by or through Borrower. All activities of the Tribe constituting or relating to the ownership and operation of gaming facilities (including all Class II and Class III gaming activities within the meaning of IGRA) and all activities of the Tribe constituting or relating to the ownership of hotel, restaurant, entertainment and resort facilities are conducted on behalf of the Tribe by Borrower pursuant to the authority granted to Borrower in the Gaming Authority Ordinance.

     5.5 No Management Contract. Neither this Agreement nor the other Loan
         ----------------------
Documents, taken individually or as a whole, constitute "management contracts" or "management agreements" within the meaning of Section 12 of IGRA, or deprive Borrower of the sole proprietary interest and responsibility of the conduct of gaming activity at Mohegan Sun.

     5.6 Financial Statements. Borrower has furnished to the Lenders (a) the
         --------------------
audited financial statements of Borrower as at September 30, 1998 and for the fiscal year then ended, and (b) the unaudited financial statements of Borrower as at December 31, 1998 and for the three month fiscal period then ended. The financial statements described above fairly present the financial condition and the results of operations of Borrower as at such dates and for such periods in accordance with Generally Accepted Accounting Principles consistently applied, except in the case of the financial statements described in clause (b) above, for any requirement for footnote disclosures.

     5.7 Financial Statements of Borrower. The financial statements of Borrower
         --------------------------------
referred to in Section 5.6 includes as liabilities of the Borrower, all Recourse Obligations existing as of the date hereof, whether or not Borrower is described as the borrower or obligor with respect thereto. Each financial statement of Borrower which is hereafter delivered in accordance with Section 8.1 includes as liabilities of the Borrower, all then existing Recourse Obligations, whether or not Borrower is described as the borrower or obligor with respect thereto. No Non-Authority Property is described as an asset of Borrower on any balance sheet or other financial statement of Borrower provided to the Administrative Agent or the Lenders.

     5.8 No Other Liabilities; No Material Adverse Effect. As of the Closing
         ------------------------------------------------
Date, Borrower does not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in
Section 5.6(b) or the notes to the financial statements described in Section 5.6(a). No event or circumstance that constitutes a Material Adverse Effect has occurred since September 30, 1998. As of the date of each Advance made and each Letter of Credit issued subsequent to the Closing Date, no event or circumstance has occurred since the Closing Date that constitutes a Material Adverse Effect.

     5.9 Title to and Location of Property. As of the Closing Date, Borrower
         ---------------------------------
has good and valid title to all the Property reflected in the financial statements described in Section 5.6 other than immaterial items of Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than as set forth in Schedule 7.8, provided that the leasehold estate which is the subject of the Leasehold Mortgage covers real property the title to which is held by the United States in trust on behalf of the Tribe.

     5.10 Real Property. Schedule 4.7 sets forth a summary description of all
          -------------
real property owned by the Tribe which is Authority Property, including the Real Property, and of all real property leasehold estates held by Borrower from the Tribe, which summary is accurate and complete in all material respects. Except as set forth in Schedule 4.7, the leases creating such real property leasehold estates are in full force and effect and create a valid leasehold estate on the terms of such lease, and neither Borrower nor the Tribe is in default or breach of any thereof . The copies of such real property leases heretofore furnished to the Administrative Agent are true copies and there are no amendments thereto copies of which have not been furnished to the Administrative Agent. Under 25 U.S.C. (S).177 such real property may not be encumbered by the Tribe or Borrower without the consent of the United States of America, however each required consent has been obtained concurrently with the execution and delivery of this Agreement. The Authority Property includes all real, mixed and personal property which is operationally integral to the on-reservation gaming activities of the Tribe.

     5.11 Intangible Assets. Borrower owns, or possesses the right to use to
          -----------------
the extent necessary in the business of Borrower, all trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of the business of Borrower as now operated and which are material to the condition (financial or otherwise), business or operations of Borrower, and no such Intangible Asset conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

     5.12 Governmental Regulation. Except for consents of the Bureau of Indian
          -----------------------
Affairs being obtained concurrently with the execution of this Agreement, Borrower is not subject to regulation under any Law limiting or regulating its ability to incur Indebtedness for money borrowed, to grant Liens to secure its obligations with respect to such Indebtedness or to otherwise perform the Obligations.

     5.13 Litigation. Except for (a) any matter fully covered (subject to
          ----------
applicable deductibles and retentions) by insurance and with respect to which the insurance carrier has not denied coverage, nor issued any denial of claim, nor any other statement that the claim is in excess of coverage, (b) any matter, or series of related matters, not fully covered by insurance (subject to applicable deductibles and retentions) involving a claim against Borrower which is, in the reasonable opinion of Borrower's independent legal counsel, in an amount less than $1,000,000, and (c) matters set forth in Schedule 5.13, there are no actions, suits, proceedings or investigations pending as to which Borrower has been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Property before any Governmental Agency. There is no reasonable basis to believe that any of the matters described on Schedule 5.13 may result in or constitute a Material Adverse Effect.

     5.14 Binding Obligations. The Loan Documents to which the Tribe or
          -------------------
Borrower is a party have been executed and delivered by the Tribe and Borrower and constitute the legal, valid and binding obligations of the Tribe and Borrower enforceable in accordance with their terms, and each Loan Document hereafter executed will, when executed and delivered by the Parties thereto, constitute the legal, valid and binding obligation of the

Borrower and the Tribe as applicable, enforceable against the Borrower and the Tribe as applicable in accordance with its terms.

     5.15 No Default. No event has occurred and is continuing that is a Default
          ----------
or an Event of Default.

     5.16 ERISA. As of the Closing Date neither Borrower nor any ERISA
          -----
Affiliate maintains, contributes to or is required to contribute to any "employee pension benefit plan" that is subject to Title IV of ERISA.

     5.17 Regulations T, U and X; Investment Company Act. No part of the
          ----------------------------------------------
proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulations T, U and X) in violation of Regulations T, U and X. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock." Borrower is not required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.18 Disclosure. No written statement made by or on behalf of the Tribe or
          ----------
Borrower to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan or Letter of Credit, contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. There is no fact known to the Tribe or Borrower (other than matters of a general economic nature or matters generally applicable to businesses of the types engaged in by Borrower) which would constitute a Material Adverse Effect that has not been disclosed in writing to the Administrative Agent and the Lenders.

     5.19 Tax Liability. Borrower has filed all tax returns which are required
          -------------
to be filed, and has paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

     5.20 Projections. As of the Closing Date, to the best knowledge of
          -----------
Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to the Tribe or Borrower and no material assumption is omitted as a basis for the Projections, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation, warranty or covenant that the Projections in fact will be achieved.

     5.21 Employee Matters. There is no strike or work stoppage in existence
          ----------------
or, to Borrower's knowledge, threatened involving Borrower that would constitute a Material Adverse Effect.

     5.22 Gaming Laws. Borrower is in material compliance with all applicable
          -----------
Gaming Laws.

     5.23 Security Interests. The Liens created by the Security Agreement are
          ------------------
perfected and of first priority to the fullest extent that the same may be perfected by the filing of financing statements under the Connecticut Uniform Commercial Code (as adopted by the Borrower pursuant to the UCC Ordinance). The Leasehold Mortgage creates a valid and perfected Lien in the Collateral described therein securing the Obligations. The Deposit Account Agreements create a valid and perfected Lien in the Collateral described therein (including without limitation the Operating Accounts) securing the Obligations. Each of the Liens described in this Section are of first priority, subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in Schedule 7.8.

     5.24 Hazardous Materials. Except as specifically described in Schedule
          -------------------
5.24, neither Borrower nor to the best knowledge of each Senior Officer of the Borrower any predecessor in title or any third person at any time occupying or present on the Real Property at any time, has disposed of, discharged, released or threatened the release of any material amount of Hazardous Materials on, from or under such real property in any manner that violates any Hazardous Materials Law. Except as specifically described in Schedule 5.24, no condition exists that violates any Hazardous Material Law affecting the Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect. Except as specifically described in Schedule 5.24, the Real Property and each portion thereof is not and has not been utilized by Borrower as a site for the manufacture of any Hazardous Materials and is in compliance in all material respects with all Hazardous Materials Laws. To the extent that any Hazardous Materials have been, or are, used, generated or stored by Borrower on any Real Property, or transported to or from such Real Property by Borrower, such use, generation, storage and transportation have been and are, in compliance in all material respects with all Hazardous Materials Laws.

     5.25 Arbitration. To the extent that any dispute among the parties to the
          -----------
Loan Documents is initiated in or referred to the Tribal Court, (i) such court lacks discretion to refuse to compel arbitration among the parties to the dispute, and (ii) such court is obligated to honor and enforce any award by the arbitrator, without review of any nature by such court.

     5.26 Deposit Accounts. Borrower does not maintain any deposit, checking,
          ----------------
brokerage or other similar account with any bank, savings association, financial institution or similar financial intermediary in which Cash or Cash Equivalents having an aggregate value in excess of $100,000 for all such accounts are deposited which is not listed on Schedule 5.26 or the existence of which has not been disclosed to the Administrative Agent and the Lenders in writing.

                                   ARTICLE 6.
                       AFFIRMATIVE COVENANTS OF BORROWER
                       ---------------------------------
                          (OTHER THAN INFORMATION AND
                           --------------------------
                            REPORTING REQUIREMENTS)
                            ----------------------

     So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed (other than the obligations referenced in Section 3.18), or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the approval of the Requisite Lenders) otherwise consents:

     6.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly
         ------------------------------------------
all taxes, assessments and governmental charges or levies imposed upon Borrower or its Property or any part thereof, upon its income or profits or any part thereof or (to the extent that the same arise after the Closing Date) any tax assessment, governmental changes or levies imposed upon any right or interest of the Administrative Agent or any Lender under any Loan Document, except that Borrower shall not be required to pay or cause to be paid (a) any income or gross receipts tax or any other tax on or measured by income generally applicable to banks, (b) any tax, assessment, charge or levy that is not yet delinquent, or is being contested in good faith by appropriate proceedings, so long as Borrower has established and maintained adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item or portion of Authority Property is in jeopardy of being seized, levied upon or forfeited, and (c) taxes, assessments, charges and levies of amounts not in excess of $100,000 which Borrower in good faith inadvertently fails to pay.

     6.2 Maintenance of Properties. Maintain, preserve and protect all of the
         -------------------------
depreciable Properties of Borrower in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of such Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of Borrower shall not constitute a violation of this covenant, and maintain its ownership of all intellectual property and licenses thereof necessary for the operation of Mohegan Sun.

     6.3 Maintenance of Insurance. Cause Borrower to maintain liability,
         ------------------------
casualty and other insurance with respect to itself and all Authority Property (subject to customary deductibles and retention) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower operates and, in any event, (a) B. workers' compensation insurance, to the extent required to comply with all applicable state, territorial and United States laws and regulations, (b) comprehensive general liability insurance with minimum limits of $2,000,000, (c) umbrella liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $100,000,000, (d) property insurance protecting the Mohegan Sun for possible damage by fire, lightening, wind-storm other damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane and such other risks and hazards as are from time to time covered by an "all risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage of not less than 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements with a deductible no greater than $500,000 (other than earthquake insurance for which the deductible may be up to 10% of such replacement value), and (e) such insurance with respect to the Real Property as is maintained as of the Closing Date as described in
Schedule 6.4.

     6.4 Compliance With Laws. Comply with all Requirements of Laws
         --------------------
noncompliance with which would constitute a Material Adverse Effect, except that Borrower need not comply with a Requirement of Law then being contested by it in good faith by appropriate proceedings.

     6.5 Preservation of Licenses and Permits. Preserve and maintain all
         ------------------------------------
authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of the business of Mohegan Sun, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its Properties except where the failure to preserve and maintain any such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits or registrations or to so qualify or remain qualified would not constitute a Material Adverse Effect.

     6.6 Inspection Rights. Upon reasonable notice, at any time during regular
         -----------------
business hours and as often as requested (but not so as to unreasonably interfere with the business of Borrower), permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect Mohegan Sun, and to discuss the affairs, finances and accounts of Borrower with any of its officers, key employees, and accountants, and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the senior management of Borrower. Without limitation on the foregoing, Borrower shall:

          (a) provide the Construction Consultant any and all requested access to the Proposed Expansion site;

          (b) provide any and all information which is reasonably required for the preparation of a monthly Construction Progress Report;

          (c) cooperate in the preparation of each Construction Progress Report and, if requested by the Administrative Agent, cause the Proposed Expansion's architect and general contractor to certify that the improvements constructed as of the date of any Construction Progress Report conform to the Plans in all material respects;

          (d) maintain a full set of working drawings at the construction office for the Proposed Expansion for review by the Construction Consultant; and

          (e) within 15 days following any request by the Administrative Agent, deliver (i) then current construction plans for the Proposed Expansion certified as true and correct by the architect and the project engineer for the Proposed Expansion, (ii) a then current list of the names, addresses and telephone numbers of each contractor, subcontractor and material supplier with respect to the Proposed Expansion and the dollar value and amounts paid with respect to the related contracts, and (iii) then current versions of the construction schedule for all uncompleted work on the Proposed Expansion and all executed contracts and subcontracts for such work.

     6.7 Keeping of Records and Books of Account. Keep adequate records and
         ---------------------------------------
books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower.

     6.8 Compliance With Agreements. Promptly and fully comply with all
         --------------------------
Contractual Obligations under all material agreements, indentures, leases and instruments to which it is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, provided that the good faith failure of Borrower to comply with Contractual Obligations involving an amount of money which is less than $1,000,000 or Property having a value of less than $1,000,000 shall not constitute a breach of this covenant for so long as Borrower is attempting, through the exercise of diligent efforts, to comply therewith.

     6.9 Use of Proceeds. Use the proceeds of the Loans and Letters of Credit
         ---------------
(a) on the Closing Date, to repay the Existing Senior Secured Notes in their entirety (in the aggregate amount, with accrued interest and premium of approximately $175,000,000), (b) to finance the Proposed Expansion and other Capital Expenditures associated with Authority Property, and (c) for other working capital, casino and general purposes of Borrower, provided that all proceeds of the Loans and all Letters of Credit shall be used exclusively by the Borrower to finance facilities and operations constituting "Gaming" within the meaning of Article XIII, Section 1 of the Constitution.

     6.10 Hazardous Materials Laws. Keep and maintain the Real Property and
          ------------------------
each portion thereof in compliance in all material respects with all Hazardous Materials Laws and promptly advise Administrative Agent in writing of (a) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Hazardous Materials Laws, (b) any and all claims made or threatened in writing, and received by Borrower, by any third party against Borrower or the Real Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of the Borrower and the Tribe of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could reasonably be expected to cause the Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Real Property under any Hazardous Materials Laws, provided that the good faith failure of Borrower to comply with Hazardous Materials Laws shall not constitute a breach of this covenant if (a) Borrower is diligently attempting to comply therewith, and (b) no Authority Property having a value in excess of $1,000,000 is affected by such non-compliance or is in jeopardy of seizure or closure as a result of such non-compliance.

     6.11 Deposit and Brokerage Accounts. Promptly and in any event within ten
          ------------------------------
days enter into a Deposit Account Agreement with respect to each Operating Account hereafter established.

     6.12 Proposed Expansion. Prior to commencement of construction of the
          ------------------
Proposed Expansion, deliver to the Lenders the proposed Plans and Budget, the form, substance and scope of which shall be reasonably acceptable to, and approved in writing by, the Requisite Lenders. Upon receipt of the complete Plans and Budget, the Administrative Agent shall submit the same to the Lenders. The Lenders shall consider the Plans and Budget promptly (and in any event within 30 days following their receipt of the Plans and Budget), and shall approve or disapprove of the proposed Plans and Budget within that period.

     6.13 Year 2000 Compliance. Borrower represents that it has made
          --------------------
appropriate inquiry regarding the ability of its computer systems and those of its principal customers and vendors to operate correctly in a date-sensitive manner following January 1, 2000. Borrower has implemented a Year 2000 program to provide an independent analysis of Borrower's Year 2000 preparedness and the adequacy of Borrower's Year 2000 plans. It is anticipated that all remediation and verification necessary for Borrower to become Year 2000 compliant will not exceed $1,000,000 and will not have a Material Adverse Effect.

                                   ARTICLE 7.
                         NEGATIVE COVENANTS OF BORROWER
                         ------------------------------
                          (OTHER THAN INFORMATION AND
                           --------------------------
                            REPORTING REQUIREMENTS)
                            ----------------------

     So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed (other than the obligations referenced in Section 3.18), or any portion of the Commitment remains in force, Borrower shall not, unless the Administrative Agent (with the approval of the Requisite Lenders) otherwise consents:

     7.1 Payment of Subordinated Obligations. Prepay any principal (including
         -----------------------------------
sinking fund payments), interest or any other amount with respect to any Subordinated Obligations, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligations, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligations will be paid when due or otherwise provide for the defeasance of any Subordinated Obligations except (a) scheduled payments of interest made when no Default or Event of Default exists or would result therefrom, (b) refinancings of New Subordinated Notes through their exchange for the Exchange Notes contemplated by the New Subordinated Notes Indenture, and (c) repayments of the TCA Subordinated Notes using the proceeds of the Defeasance Deposit.

     7.2 Disposition of Property. Make any Disposition of Authority Property,
         -----------------------
whether now owned or hereafter acquired, except for (a) Permitted Dispositions made when no Default or Event of Default exists or would result therefrom, or
(b) Dispositions of Property specifically contemplated by Sections 7.5 or 7.10.

     7.3 Investments and Acquisitions. Make any Acquisition using Authority
         ----------------------------
Property, or enter into any agreement to make any Acquisition using Authority Property, or make or suffer to exist any Investment made using Authority Property, except:

          (a) Investments in Cash Equivalents;

          (b) Investments in Subsidiaries to the extent in compliance with
     Section 9.6;

          (c) Investments consisting of Property received in connection with any Permitted Disposition;

          (d) Investments consisting of payroll advances to employees of Borrower and its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $250,000 at any one time outstanding;

          (e) Investments in accounts and notes receivable if created or acquired in the ordinary course of business and which are payable or dischargeable in accordance with customary trade terms;

          (f) Investments in Persons owning Related Businesses in an aggregate amount not to exceed, when aggregated with the Capital Expenditures made under Section 7.15(c), $25,000,000; and

          (g) Investments in Approved Swap Agreements.

     7.4 Hostile Tender Offers. Use the proceeds of the Commitment or any funds
         ---------------------
of Borrower to directly or indirectly finance any offer to purchase or acquire, or to consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors or management of such corporation or business entity has notified Borrower that it opposes such offer or purchase.

     7.5 Distributions. Make any Distribution, whether from capital, income or
         -------------
otherwise, and whether in Cash or other Property, except:

          (a) Priority Distributions;

          (b) Distributions consisting of payments to the Tribe for governmental services (including charges for utilities, police and fire department services, health and emergency medical services, the pro rata portion of Tribal Council costs and salaries attributable to the operations of Borrower, and similar pro rata costs of other tribal departments, in each case, to the extent that the costs of such departments are attributable to the operations of Borrower), supplied by the Tribe in accordance with past practices to the Borrower by the Tribe or any of its representatives, political subunits, councils, agencies or instrumentalities.

          (c) prior to the Completion Date, other Distributions to the Tribe in an amount not to exceed $3,000,000 made during any calendar month out of Available Cash Flow for the immediately preceding calendar month when no Default or Event of Default exists or would result therefrom;

          (d) Distributions to the Tribe constituting payment of amounts permitted by Section 9.9(b);

          (e) following the Completion Date, other Distributions to the Tribe made when no Default or Event of Default exists (and which do not result in any Event of Default), made out of Available Cash Flow; and

          (f) Distributions consisting of any payment or transfer specifically permitted by Section 7.10.

     7.6 ERISA.
         -----

          (a) At any time, permit any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Effect, to:



               (i) engage in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code, Title 26, U.S.C.;

               (ii) incur any material "accumulated funding deficiency," as that term is defined in Section 302 of ERISA; or

               (iii) suffer a Termination Event to occur which may reasonably be expected to result in liability of Borrower or any ERISA Affiliate thereof to the Pension Plan or to the PBGC or the imposition of a Lien on the Property of Borrower or any ERISA Affiliate thereof pursuant to
          Section 4068 of ERISA.


          (b) At any time, permit any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable Laws in any respect that would result in a Material Adverse Effect.

     7.7 Business of Borrower. Engage in any material business which is not
         --------------------
fundamentally related to the operation of Mohegan Sun, use any material Authority Property for a purpose which is unrelated to the business of Borrower, or make any fundamental change to the nature of the business operations of Borrower.

     7.8 Liens; Negative Pledges; Sales and Leasebacks. Create, incur, assume
         ---------------------------------------------
or suffer to exist any Lien or Right of Others of any nature upon or with respect to Authority Property; or suffer to exist any Negative Pledge with respect to any Authority Property; or engage in any sale and leaseback transaction with respect to any Authority Property; except:

          (a) Permitted Encumbrances and Permitted Rights of Others;

          (b) Liens and Negative Pledges in favor of the Administrative Agent or the Lenders under the Loan Documents;

          (c) Existing Liens disclosed in Schedule 7.8; provided that (i) the obligations secured thereby are not increased, and (ii) the Liens and related Negative Pledges in favor of First Fidelity Bank and Fleet National Bank disclosed on Schedule 7.8 as file numbers 0001709240 and 0001723520 shall be terminated in accordance with Section 10.2 prior to the making of the Initial Advances and the issuance of the initial Letters of Credit hereunder;

          (d) Existing Rights of Others and Negative Pledges disclosed in
     Schedule 7.8; and

          (e) Purchase money Liens and associated Negative Pledges incurred with respect to Property acquired using the proceeds of Indebtedness and Capital Leases permitted under Section 7.9(h).

     7.9 Indebtedness and Contingent Obligations. Create, incur, assume or
         ---------------------------------------
suffer to exist any Indebtedness or Contingent Obligation, except:

          (a) Indebtedness and Contingent Obligations in favor of the Lenders or the Administrative Agent under the Loan Documents;

          (b) Indebtedness and Contingent Obligations consisting of Approved Swap Agreements;

          (c) Indebtedness evidenced by the Senior Unsecured Notes in an aggregate principal amount not to exceed $200,000,000;

          (d) defeased Indebtedness under the TCA Subordinated Notes;

          (e) other existing Indebtedness and Contingent Obligations disclosed on Schedule 7.9 and the renewal or refinancing, but not the increase, thereof;

          (f) the New Subordinated Notes in an aggregate outstanding principal amount not to exceed $300,000,000;

          (g) other Subordinated Obligations the incurrence of which is approved by the Requisite Lenders;

          (h) purchase money Indebtedness and Capital Lease Obligations in an aggregate principal amount not to exceed $25,000,000; and

          (i) unsecured Recourse Obligations in an aggregate principal amount not to exceed $25,000,000.

     7.10 Transactions with Affiliates. Enter into any transaction of any kind
          ----------------------------
with any Affiliate of Borrower other than (a) employment of enrolled tribal members, and the immediate family members of tribal members, on terms consistent with the past practices of Borrower (including the payment of employment bonuses in accordance with past practices), (b) transactions involving Property having an aggregate value of not more than $2,000,000 for all such transactions, (c) transactions which are on commercially reasonable terms entered into with Native American suppliers and vendors in accordance with the affirmative action provisions of the Tribe's Employment Rights Ordinance and the Development Services Agreement (in the case of any such transactions or series of related transactions involving more than $2,000,000, on terms disclosed to the Lenders), (d) other transactions on terms at least as favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, the terms of which are disclosed to the Lenders in writing, and (e) transactions pursuant to the Development Services Agreement and Relinquishment Agreement.

     7.11 Authority Expenditures. Use any Authority Property for a purpose
          ----------------------
which is not related to the business of Borrower or specifically contemplated hereby, expend any Authority funds for any purpose which does not directly or indirectly benefit Borrower, or make any Capital Expenditure using funds of Borrower or other Authority Property except to add to, further improve, maintain, repair, restore or refurbish Mohegan Sun and Related Businesses.

     7.12 Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last
          --------------------
day of any Fiscal Quarter described in the matrix below, to exceed the ratio set forth opposite that Fiscal Quarter:

                  Fiscal Quarters Ending             Maximum Ratio
                  ----------------------             -------------

                  Closing Date through
                  December 31, 2000                  3.50:1.00

                  March 31, 2001                     4.00:1.00

                  June 30, 2001 through
                  December 31, 2001                  5.00:1.00

                  March 31, 2002                     4.00:1.00

                  June 30, 2002 and thereafter       3.50:1.00.

     7.13 Senior Leverage Ratio. Permit the Senior Leverage Ratio, as of the
          ---------------------
last day of any Fiscal Quarter described in the matrix below, to exceed the ratio set forth opposite that Fiscal Quarter:

                  Fiscal Quarters Ending             Maximum Ratio
                  ----------------------             -------------

                  Closing Date through
                  December 31, 2000                  2.00:1.00

                  March 31, 2001                     2.50:1.00

                  June 30, 2001                      3.00:1.00

                  September 30, 2001                 3.25:1.00

                  December 31, 2001                  3.00:1.00

                  March 31, 2002                     2.50:1.00

                  June 30, 2002 and thereafter       2.00:1.00.


     7.14 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio,
          ---------------------------
as of that last day of any Fiscal Quarter described in the matrix below, to be less than the ratio set forth opposite that Fiscal Quarter:

                  Fiscal Quarters Ending             Minimum Ratio
                  ----------------------             -------------

                  March 31, 1999                     1.10:1.00

                  June 30, 1999 through
                  June 30, 2001                      1.20:1.00

                  September 30, 2001                 1.15:1.00

                  December 31, 2001 and
                  thereafter                         1.50:1.00.

     7.15 Capital Expenditures. Make, or become legally obligated to make, any
          --------------------
Capital Expenditure other than:

          (a) Capital Expenditures made in accordance with the Plans and Budget (and only following their approval in accordance with Section 6.12) for the construction of the Proposed Expansion in an aggregate amount not to exceed $800,000,000;

          (b) Maintenance Capital Expenditures in an aggregate amount not to exceed $25,000,000 in any Fiscal Year;

          (c) Capital Expenditures for Related Businesses which, when aggregated with the Investments made pursuant to Section 7.3(g), do not exceed $25,000,000; and

          (d) Following the Completion Date, other Capital Expenditures in an aggregate amount which does not exceed $40,000,000, in any Fiscal Year.

     7.16 Deposit Accounts. Fail, within ten days following the opening of each
          ----------------
such account, to execute and deliver to the Administrative Agent Deposit Account Agreements granting Liens in each deposit, checking, brokerage or other similar account of the Borrower which is opened following the Closing Date with any bank, savings association, financial institution or similar financial intermediary in which Cash or Cash Equivalents will be deposited.

                                   ARTICLE 8.
                     INFORMATION AND REPORTING REQUIREMENTS
                     --------------------------------------

     8.1 Financial and Business Information. So long as any Advance remains
         ----------------------------------
unpaid, or any other Obligation remains unpaid or unperformed (other than the obligations referenced in Section 3.18), or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the approval of the Requisite Lenders) otherwise consents, deliver to the Administrative Agent and the Lenders, at Borrower's sole expense:

          (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, (i) the balance sheets of Borrower as at the end of such Fiscal Quarter, (ii) statements of income and retained earnings and of cash flow of Borrower as at the end of such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, and (iii) the statements of cash flow of Borrower for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and changes in financial position or cash flows of Borrower in accordance with Generally Accepted Accounting Principles (other than any requirement for footnote disclosures) consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments and shall be accompanied by a management narrative description of results of operations;

          (b) As soon as practicable, and in any event within 90 days after the end of each Fiscal Year, (i) the balance sheets of Borrower as at the end of such Fiscal Year, (ii) statements of income and retained earnings and of cash flows of Borrower for such Fiscal Year, and (iii) statements of cash flow of Borrower for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such balance sheet and statements shall be accompanied by a report and opinion of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be based on an audit conducted in accordance with generally accepted auditing standards as at such date, and which opinion shall be an unqualified opinion without additional explanatory or non-standard wording which the Requisite Lenders determine is unacceptable and with no limitation as to the scope of their audit;

          (c) Concurrently with the delivery of the financial statements referred to in Sections 8.1(a) and 8.1(b), a written discussion and analysis of the financial condition and results of operations of Borrower in reasonable detail, including in the case of any such report delivered in connection with the financial statements referred to in Section 8.1(b), an explanation of any material variance from operational results or balance sheet items contained in projections previously delivered to the Lenders;

          (d) As soon as practicable, and in any event within 20 days after the end of each calendar month, a monthly revenue report showing revenues for the prior calendar month associated with each gaming category, occupancy percentage, and average hotel room rental rates experienced by the Mohegan Sun during such monthly period;

          (e) As soon as practicable, and in any event within 90 days after the commencement of each Fiscal Year, projected financial statements by Fiscal Year for each of the three Fiscal Years immediately subsequent to that Fiscal Year, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of Borrower, all in reasonable detail and in any event to include (i) projected Distributions to be made to the Tribe by Borrower and (ii) projected Capital Expenditures;

          (f) Promptly following receipt by Borrower, copies of any detailed audit reports or recommendations submitted to Borrower or the Tribe by independent accountants in connection with the accounts or books of Borrower or any audit of Borrower;

          (g) Promptly following a filing, copies of any specific report or other document filed by Borrower (or by the Tribe in respect of its gaming operations or any Authority Property) with any Governmental Agency, including without limitation all reports which Borrower is required to file with the National Indian Gaming Commission under 25 C.F.R. Part 514;

          (h) Promptly after the same are available, a copy of the Form 5500 series report of each Pension Plan maintained by Borrower as filed with the Internal Revenue Service for each Fiscal Year;

          (i) Promptly upon a Senior Officer of the Borrower or the Tribe becoming aware, and in any event within thirty Business Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, Title 26, U.S.C.) in connection with any Pension Plan or any trust created thereunder, written notice specifying the nature thereof and specifying what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

          (j) As soon as practicable, and in any event not less than 10 days (or, if acceptable to the Administrative Agent, a shorter period) prior to the proposed effective date thereof, written notice of any proposed amendment, modification or waiver of the terms and provisions of any of the Material Documents or the Plans and Budget.

          (k) As soon as practicable, and in any event within five Business Days after a Senior Officer of the Borrower or the Tribe becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, written notice specifying the nature and period of existence thereof and specifying what action Borrower and the Tribe are taking or propose to take with respect thereto;

          (l) Promptly upon a Senior Officer of the Borrower or the Tribe becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or the Tribe that is, in the reasonable opinion of their independent legal counsel, $5,000,000 or more in excess of the amount thereof that is fully covered by insurance (subject to applicable deductibles and retentions), (ii) any creditor or lessor under a written credit agreement with respect to Indebtedness in excess of $5,000,000 or lease involving unpaid rent in excess of $5,000,000 has asserted a default thereunder on the part of Borrower or the Tribe, (iii) any Person commenced a legal proceeding with respect to a claim against Borrower or the Tribe under a contract that is not a credit agreement or lease in excess of $5,000,000, (iv) any labor union has notified Borrower or the Tribe of its intent to strike Borrower or the Tribe on a date certain, which strike could reasonably be expected to have a Material Adverse Effect, or (v) any other event or circumstance occurs or exists that would constitute a Material Adverse Effect, in each case a written notice describing the pertinent facts relating thereto and what action Borrower and the Tribe are taking or propose to take with respect thereto;

          (m) Not later than the fifteenth day of each calendar month, such information as may be required for the completion of the monthly Construction Progress Report; and

          (n) Such other data and information regarding the Borrower and the business of Mohegan Sun as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders.

     8.2 Compliance Certificates. So long as any Advance remains unpaid, or any
         -----------------------
other Obligation remains unpaid or unperformed (other than the obligations referenced in Section 3.18), or any portion of the Commitment remains outstanding, Borrower shall, unless the Requisite Lenders otherwise consent, deliver to the Administrative Agent, at Borrower's sole expense, concurrently with the financial statements required pursuant to Sections 8.1(a), and 8.1(b), a Compliance Certificate signed by the chief financial officer or chief executive officer of Borrower, together with a narrative description of the results of the operations of Borrower.

                                   ARTICLE 9.
                             COVENANTS OF THE TRIBE
                             ----------------------

     So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed (other than the obligations referenced in Section 3.18), or any portion of the Commitment remains in force, the Tribe shall, and shall cause the Borrower to, unless the Administrative Agent (with the approval of the Requisite Lenders) otherwise consents:

     9.1 Continual Operation of Mohegan Sun. Cause Borrower to continuously
         ----------------------------------
operate the Mohegan Sun and each principal amenity now or hereafter associated therewith in the manner operated as of the Closing Date (or as contemplated on the Closing Date to be operated) and in any event in compliance with the Gaming Ordinance, the Gaming Authority Ordinance all applicable Laws and the Compact, and refrain from conducting any gaming activities (including without limitation all Class II and Class III gaming activities (as defined in IGRA)) through any Person, agency or instrumentality other than Borrower or at any location other than Mohegan Sun.

     9.2 Remittance of Available Cash Flow. Cause Borrower, to the extent that
         ---------------------------------
Available Cash Flow exists, promptly and in any event within two Business Days following demand by the Administrative Agent (with such demand to be made only following the date upon which any such payment is due hereunder and has not been made by Borrower), to remit to the Administrative Agent from Available Cash Flow all payments of principal, interest, fees and other amounts payable to the Creditors under the Loan Documents.

     9.3 Sovereign Immunity; Jurisdiction and Venue. Refrain from asserting
         ------------------------------------------
that the provisions of this Article and Sections 13.18, 13.24, 13.26 and 13.27 are not valid, binding and legally enforceable against the Tribe and Borrower, and reaffirm in writing upon request the valid, binding and enforceable nature of the provisions of this Article and Sections 13.18, 13.24, 13.26 and 13.27.

     9.4 The Landlord Consent. Continuously abide by the terms of the Landlord
         --------------------
Consent. H. I. Preservation of Existence; Operation.

          (a) Do all things necessary to maintain the existence of the Tribe as a federally recognized Indian Tribe under 25 C.F.R. Part 83 and as an Indian Tribal government pursuant to Sections 7701(a)(40)(A) and 7871(a) of the Internal Revenue Code, Title 26 U.S.C.; and

          (b) Continuously maintain the existence of Borrower as a governmental instrumentality of Borrower.

     9.6 Ownership of Mohegan Sun; Management. Not form or acquire any
         ------------------------------------
corporation or other business entity for the purpose of directly or indirectly owning Mohegan Sun or any interest therein, or engage any manager for Mohegan Sun, provided that Borrower shall be entitled to form one or more wholly-owned Subsidiaries for the purpose of owning or operating the assets of the Borrower provided that concurrently with their formation such Subsidiaries execute a guarantee of the Obligations and Collateral Documents which are in form and substance acceptable to the Administrative Agent and any and all other documents reasonably required by the Administrative Agent in connection with the Loan Documents.

     9.7 Prohibited Transactions. Not accept any Distribution or other payment
         -----------------------
from Borrower the making of which is prohibited hereunder (the Tribe hereby agreeing that any such payment or Distribution so made will be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered, upon the request of the Administrative Agent or the Borrower, to Borrower), or enter into any transaction with Borrower which is prohibited by Section 7.10.

     9.8 Amendments to Certain Documents.
         -------------------------------

          (a) Not amend, modify or waive any term or provision of any Material Document, or waive any rights thereunder in any respect which is adverse to the interests of the Administrative Agent or the Lenders, provided that:

               (i) The terms of the Senior Unsecured Notes and the Senior Unsecured Note Indenture may be amended, modified or waived in any manner permitted thereunder;

               (ii) The terms of the New Subordinated Notes and the New Subordinated Notes Indenture may be amended, modified or waived in any manner permitted thereunder which is not materially adverse to the interests of the Lenders and which does not shorten their maturity or the time for the making of any payment thereunder, increase the rate of interest or affect in any manner the subordination provisions thereof; and

               (iii) The UCC Ordinance provides and shall provide that any amendment to the Uniform Commercial Code as enacted from time to time by Connecticut shall be automatically incorporated in the Tribe's Uniform Commercial Code.

          (b) In any event, not consent to any amendment, modification, or waiver of any term or provision of any Material Document in any manner without thirty days prior written notice to the Lenders.

     9.9 Impairment of Contracts; Imposition of Governmental Charges. The Tribe
         -----------------------------------------------------------
shall not:

          (a) Adopt, enact, promulgate or otherwise place into effect any tribal Law which impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of the Creditors, the Obligations of the Tribe or Borrower under this Agreement or the other Loan Documents (it being understood and agreed that any such tribal Law which is adopted, enacted, promulgated or otherwise placed into effect without the consent of all of the Lenders shall, with respect to the Loan Documents, the rights and remedies of the Creditors thereunder, and the Obligations, be void and of no effect); or

          (b) Demand, impose or receive any tax, charge, assessment, fee or other imposition (except as specifically contemplated by Sections 7.2, 7.5 or 7.10) or impose any regulatory or licensing requirement, except as provided in the Gaming Ordinance, against Borrower, its customers or guests, its operations or Property (including without limitation Mohegan
     Sun), the Creditors, the employees, officers, directors, patrons or vendors of Borrower, other than (i) charges upon Borrower to pay the actual and reasonable regulatory expenditures of the Mohegan Tribal Gaming Commission under the Gaming Ordinance, (ii) sales, use, room occupancy and related excise taxes, including admissions and cabaret taxes and any other taxes (other than income taxes) imposed by the Tribe on the Borrower, its patrons, or operations, provided that the rate and scope of such taxes shall not be more onerous than those which may be imposed by the State of Connecticut, (iii) fees imposed on Borrower by the Commission under IGRA, and (iv) the actual costs to the Tribe of services provided to Borrower under the Town Agreement.

     9.10 Segregation of Authority Assets. The Tribe shall not:
          -------------------------------

          (a) Fail to segregate all Authority Property, including all funds and bank accounts, from the Property of the Tribe; or

          (b) Commingle any Property of Borrower (including any funds or bank accounts) with any Non-Authority Property or with any Property of its Affiliates.

     9.11 Trust Property. The Tribe shall not convey into trust with the
          --------------
federal government of the United States of America, to be held for the benefit of the Tribe or any of its Affiliates, any Property of the Tribe other than interests in real property.

     9.12 Liens on Authority Property. The Tribe shall not create, incur,
          ---------------------------
assume or suffer to exist any Lien or other encumbrance upon Authority Property which is not permitted by Section 7.8.

     9.13 Bankruptcy Matters; Etc.
          -----------------------

          (a) The Tribe will not enact any bankruptcy or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Creditors provided for in the Loan Documents;

          (b) The Tribe will not, or permit Borrower or any of the Tribe's representatives, political subunits, agencies, instrumentalities or councils to, exercise any power of eminent domain over the Mohegan Sun. Except as required by state or federal Law, the Tribe will not enact any statute, law, ordinance or rule that would have a material adverse affect upon the rights of the Creditors under the Loan Documents; and

          (c) The Tribe agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of or with respect to Borrower, the Creditors shall be entitled to receive payment in full of all Obligations before any payment or distribution is made to the Tribe.

     9.14 Impairment of Contracts. The Tribe agrees that any action taken in
          -----------------------
violation of Sections 9.8, 9.9 or 9.13 shall be deemed in contravention of
Article XIV (entitled "Non-Impairment of Contracts") of the Constitution.

                                   ARTICLE 10.
                                   CONDITIONS
                                   ----------

     10.1 Closing. The Closing Date is subject to the following conditions
          -------
precedent, each of which shall be satisfied unless the Lenders, in their sole and absolute discretion, shall agree otherwise:

          (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

               (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, the Lenders, the Tribe and Borrower;

               (ii) Notes executed by Borrower in favor of each Lender, each in a principal amount equal to that Lender's Pro Rata Share;

               (iii) Such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of the Tribe as a federally recognized Indian Tribe, the formation, valid existence and good standing of the Tribe and Borrower, their authority to execute, deliver and perform any Loan Documents, and the identity, authority and capacity of each Senior Officer authorized to act on their behalf, including, without limitation, certified copies of the Constitution, the Tribe's and Borrower's charter and bylaws, and amendments thereto, resolutions, incumbency certificates, Certificates of Senior Officers, and the like;

               (iv) the Security Agreement executed by Borrower, together with sufficient copies of financing statements on Form UCC-1 (including such fixture filings as may be appropriate) for filing in every jurisdiction in which Borrower owns Property;

               (v) Deposit Account Agreements in favor of the Administrative Agent executed by Borrower and the holder of each deposit, brokerage or other similar account maintained by Borrower with respect to each Operating Account executed by each party thereto;

               (vi) The Leasehold Mortgage executed by Borrower and the Bureau of Indian Affairs and the Landlord Consent executed by the Tribe;

               (vii) the favorable written legal opinion of internal counsel to Borrower, substantially in the form of Exhibit E, opining to the absence of conflicts with the Constitution, tribal Law, and the matters described in Section 4.2, together with copies of all factual certificates and legal opinions upon which such counsel have relied;

               (viii) the favorable written legal opinions of Hogan & Hartson L.L.P., special counsel to Borrower, and Rome, McGuigan, Sabanosh special Connecticut counsel to Borrower, substantially in the forms of Exhibits F-1 and F-2 together with copies of all factual certificates and legal opinions upon which such counsel have relied;

               (ix) an advice letter of Dorsey & Whitney LLP, special Indian law counsel to the Administrative Agent;

               (x) a Certificate signed by a Senior Officer of the Borrower and the Tribe certifying that the conditions specified in Sections 10.1(b), 10.1(d) and 10.1(e) have been satisfied and setting forth the Total Leverage Ratio as of the Closing Date;

               (xi) evidence that insurance, of the types and in the amounts specified in the Loan Documents, is maintained in force by Borrower, together with an executed form 438 BFU with respect thereto;

               (xii) a Certificate signed by a Senior Officer of the Borrower and the Tribe attaching true, correct and complete copies of each of the Material Documents (including, in each case, any amendments or modifications of the terms thereof entered into as of the Closing
          Date).

               (xiii) The Tribe and First Union National Bank, as Escrow Agent, shall have entered into the Construction Reserve Disbursement Agreement, and the Administrative Agent shall have received evidence satisfactory to it that the deposits referred to therein shall have been made with First Union National Bank.


               (xiv) evidence acceptable to the Administrative Agent that the Defeasance Deposit has been established.

               (xv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

          (b) the Existing Senior Secured Notes shall have been or shall concurrently be terminated and all such Indebtedness shall have been or shall concurrently be repaid and retired, all Liens securing such Indebtedness shall have been or shall concurrently be released and the Lenders shall have received or shall concurrently receive all termination statements, re-assignments, reconveyances and other assurances in connection therewith as Administrative Agent shall require in its sole discretion.

          (c) The fees payable as of the Closing Date pursuant to Sections 3.2,
     3.3 and 3.4 shall be paid concurrently.

          (d) The representations and warranties of the Tribe and Borrower contained in Articles 4 and 5, respectively, shall be true and correct.

          (e) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

          (f) The Bureau of Indian Affairs shall have given its written approval of the transactions contemplated by this Agreement and the other Loan Documents pursuant to 25 U.S.C (S).81 in a writing acceptable to the Administrative Agent, and shall have delivered a letter acceptable to the Administrative Agent stating that it is the finding of the Bureau of Indian Affairs that the approval of the Loan Documents by the Bureau of Indian Affairs is not a major federal action significantly affecting the human environment.

     10.2 Initial Advances. The obligation of each Lender to make the initial
          ----------------
Advance to be made by it, and the obligation of the Issuing Lender to issue the initial Letter of Credit, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless the Lenders, in their sole and absolute discretion, shall agree otherwise):

          (a) the Title Company shall have committed in writing to issue to the Administrative Agent and the Lenders its ALTA policy of title insurance with respect to the Leasehold Mortgage (contemplating an LP-10 pricing package and based upon a completed Title Status Report issued by the Bureau of Indian Affairs), with coverage in an amount not less than $425,000,000 and endorsements to and exceptions from coverage acceptable to the Administrative Agent, together with reinsurance (allowing for direct access) from reinsurers and in amounts acceptable to the Administrative Agent.

          (b) the Leasehold Mortgage shall have been recorded with the Bureau of Indian Affairs, with the Town of Montville, Connecticut, and with the appropriate officials of the Tribe, and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that all actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the Liens of the Collateral Documents have been taken. LA3:LFJ\AGR\BN1\21119609.14 021899 -1-


          (c) the Administrative Agent shall have received a Request for Loan or a Request for Letter of Credit, as appropriate.

          (d) Borrower's letter of credit facility with Fleet National Bank shall have been or shall concurrently be terminated and all such Indebtedness shall have been or shall concurrently be repaid and retired, all Liens securing such Indebtedness shall have been or shall concurrently be released and the Lenders shall have received or shall concurrently receive all termination statements, re-assignments, reconveyances and other assurances in connection therewith as Administrative Agent shall require in its sole discretion.

     10.3 Any Increasing Advance. In addition to any applicable conditions
          ----------------------
precedent set forth elsewhere in this Article 10, and after giving effect to the requested Advances, the obligation of each Lender to make any Advance which would increase the principal amount outstanding under the Loan Documents, and the obligation of the Issuing Lender to issue each Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, agree otherwise):

          (a) except as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 5 (other than Sections 5.7 (first sentence) and 5.13) shall be true and correct on and as of the date of the Advance as though made on that date;

          (b) other than matters described in Schedule 5.13 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Property before any Governmental Agency that constitutes a Material Adverse Effect;

          (c) no Default or Event of Default shall then exist;

          (d) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) in compliance with Article 2, or the Issuing Lender and the Administrative Agent shall have timely received a Request for Letter of Credit in compliance with Article 2, as applicable; and

          (e) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent reasonably may require. II.

                                   ARTICLE 11.
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
              ----------------------------------------------------

     11.1 Events of Default. The existence or occurrence of any one or more of
          -----------------
the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

          (a) Borrower fails to pay any principal on any of the Loans, or any portion thereof, when due, or fails or to make full reimbursement with respect to any Letter of Credit when due; or

          (b) Borrower fails to pay any interest or any of the fees payable under Article 3, or any portion thereof, within two Business Days after demand therefor; or

          (c) Borrower fails to pay any other fees or amounts payable to the Lenders under any Loan Document, or any portion thereof, within three Business Days after demand therefor; or

          (d) Any failure to comply with Section 8.1(l) that is materially adverse to the interests of the Administrative Agent or the Lenders; or

          (e) The Tribe fails to perform or observe any of the covenants contained in Article 9 or the Borrower fails to perform or observe any of the covenants contained in Articles 7 or 8 (other than the covenant set forth in Section 8.1(d)); or

          (f) Borrower, the Tribe or any other Party fails to perform or observe any other covenant or agreement contained in any Loan Document on its part to be performed or observed within thirty Business Days after the giving of notice by the Administrative Agent at the request of the Requisite Lenders of such Default; or

          (g) Any representation or warranty made in any Loan Document, or in any certificate delivered pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Administrative Agent or the Lenders; or

          (h) At any time (i) Borrower fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $10,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) Borrower fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $10,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of

     $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

          (i) At any time (i) the Tribe fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $10,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) the Tribe fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $10,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

          (j) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or Borrower or the Tribe denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind the same or any provision thereof; or

          (k) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligations due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligations; or the trustee for, or any holder of, Subordinated Obligations breaches any subordination provision applicable to such Subordinated Obligations; or

          (l) A final judgment is entered by a court or other tribunal which purports to be of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

          (m) A judgment against the Tribe or Borrower is entered for the payment of money in excess of $10,000,000 and, absent procurement of a stay of execution, such judgment remains unbonded or unsatisfied for thirty calendar days after the date of entry of judgment (unless the Tribe or Borrower has deposited the amount of the monetary award associated with such judgment into a court escrow pending determination of an appeal), or in any event later than five days prior to the date of any proposed sale thereunder; or

          (n) The Tribe or Borrower institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of their respective Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Tribe or Borrower and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to the Tribe or Borrower or to all or any part of their Property is instituted without their consent and continues undismissed or unstayed for sixty calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the Authority Property and is not released, vacated or fully bonded within sixty calendar days after its issue or levy; or

          (o) The Tribe at any time ceases to be a federally recognized Indian Tribe; or

          (p) The occurrence of a Termination Event with respect to any Pension Plan if the aggregate liability of Borrower and its ERISA Affiliates under ERISA as a result thereof exceeds $5,000,000; or the complete or partial withdrawal by Borrower or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of Borrower and its ERISA affiliates as a result thereof exceeds $5,000,000; or

          (q) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

          (r) Borrower ceases to be a wholly-owned instrumentality of the Tribe, managed and controlled by the Tribe; or

          (s) The occurrence of any event or circumstance which results in the failure of Borrower to have any material portion of the Mohegan Sun open to conduct Class II or Class III gaming activities for any reason for more than five consecutive days to the extent that such failure results in a Material Adverse Effect (nothing in this clause requiring the conduct of gaming operations at the Proposed Expansion prior to the opening thereof); or

          (t) The occurrence of any event or circumstance which results in the prohibition of the Tribe to conduct Class II or Class III gaming activities at Mohegan Sun through the Borrower for a period in excess of five consecutive days (nothing in this clause requiring the conduct of gaming operations at the Proposed Expansion prior to the opening thereof); or

          (u) Any Change in Control occurs.

     11.2 Remedies Upon Event of Default. Without limiting any other rights or
          ------------------------------
remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise:

          (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 1( )1(n):

               (i) the commitment to make Advances and issue Letters of Credit and all other obligations of the Administrative Agent, the Issuing Lender and the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon the Tribe or Borrower, which are expressly waived by the Tribe and Borrower, except that the Requisite Lenders (or, in the case of any Event of Default which arises under a provision of the Loan Documents the amendment of which requires the consent of all the Lenders under Section 13.2, all of the Lenders) may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to such Lenders, to reinstate the Commitment and make further Advances and issue further Letters of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all of the Lenders;

               (ii) the Issuing Lender may, with the approval of the Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit; and

               (iii) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower. (i)


          (b) Upon the occurrence of any Event of Default described in Section 11.1(n):

               (i) the commitment to make Advances and issue Letters of Credit and all other obligations of the Administrative Agent, the Issuing Lender and the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower and the Tribe;

               (ii) an amount equal to the aggregate amount available for drawing under outstanding Letters of Credit shall forthwith become due and payable to the Issuing Lender without protest, presentment, notice of dishonor demand or further notice of any kind, all of which are waived by Borrower and the Tribe to be held by the Issuing Lender as cash collateral for the Obligations to the Issuing Lender in non-interest bearing accounts with the Issuing Lender; and;

               (iii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower and the Tribe.

            (c) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, without notice or demand upon Borrower or the Tribe, which are expressly waived by Borrower and the Tribe, may proceed in accordance with applicable Laws (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents (including the Collateral Documents) against Borrower, the Tribe and any other Party and such other rights and remedies as are provided by Law or equity.

            (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received after the occurrence of any Default or Event of Default by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements payable pursuant to Section 13.3) of the Administrative Agent, acting as Administrative Agent, and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the other Loan Documents, payments shall be applied first, to the costs and expenses of the Administrative Agent, acting as the Administrative Agent, and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the
                                                                -----
     payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan

     Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at law or in equity.

                                  ARTICLE 12.
                           THE ADMINISTRATIVE AGENT
                           ------------------------

     12.1 Appointment and Authorization. Each Lender hereby irrevocably
          -----------------------------
appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and Letters of Credit and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity. The Administrative Agent is the agent of the Lenders only and does not assume any agency relationship with the Tribe or Borrower, express or implied.

     12.2 Business Activities with the Tribe and Borrower. Bank of America (and
          -----------------------------------------------
each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it was not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Each Lender (including Bank of America and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Tribe or Borrower or any of their Affiliates. Bank of America may engage in these activities in the same manner as the other Lenders as if it was not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

     12.3 Proportionate Interest of the Lenders in any Collateral. The
          -------------------------------------------------------
Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (including attorneys' fees and disbursements and other professional
           ---------
services), each Lender shall have an interest in any collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents (other than an Approved Swap Agreement) bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Any obligation owed to a Lender under an Approved Swap Agreement shall rank pari passu with the Obligations under the Loan Documents up to an amount equal to the Swap Termination Value (as determined by the Administrative Agent) of that Approved Swap Agreement, and shall be subordinate to the Obligations under other Loan Documents to the extent of any excess over such amount.

     12.4 Lenders' Credit Decisions. Each Lender agrees that it has,
          -------------------------
independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of the Tribe and Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

     12.5 Action by Administrative Agent.
          ------------------------------

          (a) The Administrative Agent may assume that no Default or Event of Default has occurred and is continuing, unless the Administrative Agent has received notice from the Tribe or Borrower stating the nature of the Default or Event of Default or has received notice from a Lender stating the nature of the Default or Event of Default and that such Lender considers the Default or Event of Default to have occurred and to be continuing.

          (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

          (c) Except for any obligation expressly set forth in the Loan
              ------
     Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act
     ------
     upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 13.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that
                                                                --------
     the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

          (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 13.2), provided that the Administrative Agent shall not be required to act or not
     --------
     act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that
                                                                    ------
     if the Requisite Lenders (or all the Lenders, if required under Section 13.2) fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders, until such time as it receives such a notice from the Requisite Lenders.

          (e) The Administrative Agent shall have no liability to any Lender for acting as instructed by the Requisite Lenders, or for refraining from acting, if so instructed by the Requisite Lenders (or, in each case, all the Lenders, if required under Section 13.2), notwithstanding any other provision hereof.

     12.6 Liability of Administrative Agent. Neither the Administrative Agent
          ---------------------------------
nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

          (a) May treat each Lender identified on Schedule 1.1 as the owner of its Pro Rata Share until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

          (b) May consult with legal counsel (including in-house legal counsel),
                                              ---------
     accountants (including in-house accountants) and other professionals or
                  ---------
     experts selected by it, or with legal counsel, accountants or other professionals or experts for the Tribe, Borrower or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

          (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

          (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by the Tribe, Borrower or any other Party of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of the Tribe or Borrower.

          (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

          (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

          (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal,
                              ---------
     interest, commitment fees, Advances and other amounts; provided that,
                                                            -------------
     promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower or its Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

     12.7. Indemnification. Each Lender shall, ratably in accordance with its
           ---------------
Pro Rata Share, indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including
                                                                   ---------
reasonable attorneys' fees and disbursements) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the indebtedness represented by the Loan Documents) or any action taken or not taken by it as Administrative Agent thereunder, except such as result
                                                       ------
from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a
                                                            ---------
bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents.

     12.8  Successor Administrative Agent. The Administrative Agent may,
           ------------------------------
and at the request of the Requisite Lenders shall, resign as Administrative Agent (i) upon 30 days' notice to the Borrower and the Lenders or (ii) if the Administrative Agent determines that for it to continue as Administrative Agent would result in a conflict of interest affecting the Administrative Agent, or would create an unacceptable risk of significant liability of the Administrative Agent to a third party, or would otherwise be inadvisable under prevailing standards of banking prudence, at any time, and effective immediately upon written notice to Borrower and the Lenders. If the Administrative Agent so resigns, (a) the Requisite Lenders shall appoint a successor Administrative Agent, who must be from among the Lenders (and reasonably acceptable to Borrower unless an Event of Default exists), provided that any resigning Administrative
                                    ---------
Agent shall be entitled to appoint a successor Administrative Agent from among the Lenders, subject to acceptance of appointment by that successor Administrative Agent, if the Requisite Lenders have not appointed a successor Administrative Agent within 30 days after the date the resigning Administrative Agent gave notice of resignation; (b) upon a successor's acceptance of appointment as Administrative Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent or the removed Administrative Agent; and (c) upon the effectiveness of any resignation, the resigning Administrative Agent thereupon will be discharged from its duties and obligations thereafter arising under the Loan Documents other than obligations arising as a result of any action or inaction of the resigning Administrative Agent prior to the effectiveness of such resignation. Upon any resignation of Bank of America (or any successor Administrative Agent) as Administrative Agent, Bank of America (or such successor) shall be deemed to have concurrently resigned as Issuing Lender with respect to the issuance of any further Letters of Credit hereunder (including without limitation the extension of the expiration of any outstanding Letter of Credit), and the successor Administrative Agent shall (i) be deemed concurrently appointed as Issuing Lender, and (ii) shall promptly issue Letters of Credit to replace or support any outstanding Letters of Credit issued by Bank of America.


     12.9 Performance of Conditions. For the purpose of determining fulfillment
          -------------------------
by the Tribe and Borrower of conditions precedent specified in Section 10.1 and
Section 10.2 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article 10 to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Loan Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender's Pro Rata Share of such Loan.

     12.10 Collateral Matters.
           ------------------
          (a) The Administrative Agent is authorized by each Lender, without the necessity of any notice to or further consent from any Lender, and without the obligation to take any such action, to take any action with respect to any Collateral or any Collateral Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Collateral Documents.

          (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitment and the payment in full of all Loans and all other Obligations payable under this Agreement (other than the obligations referenced in Section 3.18) and under the other Loan Documents; (ii) constituting Property of Borrower or its Affiliates which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Loan Documents; (iii) constituting Property leased to Borrower under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or which will concurrently expire and which has not been and is not intended by the Borrower to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 13.2. Upon request by the Administrative Agent, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section.

     12.11 No Obligations of Borrower or the Tribe. Nothing contained in this
           ---------------------------------------
Article 12 shall be deemed to impose upon Borrower or the Tribe any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and the Tribe and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement.

                                  ARTICLE 13.
                                 MISCELLANEOUS
                                 -------------

     13.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and
          ------------------------------
remedies of the Creditors provided herein and in the other Loan Documents are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of any Creditor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 10 hereof are inserted for the sole benefit of the Creditors and may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Creditors' right to assert them in whole or in part in respect of any other Loan or Letter of Credit.

     13.2 Amendments; Consents. No amendment, modification, supplement,
          --------------------
extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval in writing of the Requisite Lenders, and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

          (a) To (i) amend or modify the principal of, or the amount of principal, principal repayments on, any Obligation, (ii) increase the amount of the Commitment except as contemplated by Section 2.7, or (iii) decrease the rate of interest or any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents;

          (b) Except as otherwise expressly provided for herein, to postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Obligation or any installment of any commitment fee or other credit fee payable to any Lender, to extend the Maturity Date or any Reduction Date, or to release any Collateral (except as specifically provided for in any Loan Document);

          (c) To amend, modify or waive the provisions of the definitions of "Available Cash Flow" or "Requisite Lenders" or amend or modify Article 9, Sections 1( )1(o), 1( )1(r), 1( )1(t), and 1( )1(u) this Section, or Sections 13.18, 13.24, 13.26 or 13.27;

          (d) To amend or modify any provision of this Agreement in a manner which materially and adversely affects the Administrative Agent or the Issuing Lender without their written consent;

          (e) To amend or modify any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

     Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 13.2 shall apply equally to, and shall be binding upon, all of the Creditors.

     13.3 Costs, Expenses and Taxes. Borrower shall pay on demand the
          -------------------------
reasonable costs and expenses of (a) the Administrative Agent and the Lead Arranger in connection with the negotiation, preparation, syndication, closing, execution and delivery of the Loan Documents, including without limitation, the reasonable attorneys' fees and disbursements of Sheppard, Mullin, Richter & Hampton LLP and Dorsey & Whitney, LLP and the allocated cost of any internal counsel to the Administrative Agent, (b) the Construction Consultant in connection with the monitoring services provided by the Construction Consultant (all as more fully set out in a letter agreement between the Administrative Agent and the Borrower), (c) the Administrative Agent, in connection with each amendment executed when no Default or Event of Default exists, and (d) each of the Creditors in connection with each refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, in each case including,
                                                                    ---------
filing fees, recording fees, title insurance fees, appraisal fees, search fees and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including the allocated fees and all disbursements and other expenses of any internal legal counsel), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, and including, without limitation, any costs, expenses or fees incurred or suffered by the Creditors in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower. Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section shall bear interest at the Default Rate.

     13.4 Nature of the Lenders' Obligations. The obligations of the Lenders
          ----------------------------------
hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of the Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the percentage of the Commitment attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

     13.5 Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans and the issuance of Letters of Credit hereunder and the execution and delivery of the Loan Documents, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

     13.6 Notices. Except as otherwise expressly provided in the Loan Documents
          -------
(a) all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, delivered or sent by recognized overnight courier service, to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section; and (b) any notice, request, demand, direction or other communication given by telecopier, must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third Business Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered. Notices given by the Borrower under Articles 2 and 3 shall be deemed given on actual receipt by the Administrative Agent.


     13.7 Execution of Loan Documents. Unless the Administrative Agent
          ---------------------------
otherwise specifies with respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     13.8 Binding Effect; Assignment.
          --------------------------

          (a) This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that Borrower and its Affiliates may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any assignment by the Borrower or its Affiliates without the prior written consent of the Lenders shall be void, provided that no Person other than the Lenders shall have any rights under this sentence. Each Lender represents that it is not acquiring any Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Notes must be within the control of such Lender). Any Lender may at any time pledge its Note, if any, or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

          (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by each of the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Lender or to another Lender of the entire remaining Commitment of the assigning Lender, the assignment shall be of a Pro Rata Share of not less than $10,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment Agreement unless the Administrative Agent otherwise agrees. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share set forth therein and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of any Note in its possession) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender (in each case, if Notes are requested by such Assignee under Section 2.1).

          (c) By executing and delivering an Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the

     Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it. After receipt of a completed Assignment Agreement executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Eligible Assignee, Administrative Agent shall, promptly following the effective date thereof, provide notice thereof to Borrower and the Lenders.

          (e) Each Lender may grant participations from time to time in a portion of its Pro Rata Share to one or more banks or other financial institutions (including another Lender); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.7, 3.8, 13.11 and 13.15, (iv) Borrower and the other Creditors shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share as it then exists and shall not restrict an increase in the Commitment, or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date, any Reduction Date or any date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Loans, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due with respect to the Loans, or (D) release any material portion of the Collateral.

          (f) Any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to Article 2, provided that (i) nothing herein shall constitute a commitment to make any Advance by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof, and (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative Agent, the other Creditors and each other Party shall be entitled to rely upon and deal solely with the Granting Lender with respect to Advances made by or through its SPC. The making of an Advance by an SPC hereunder shall utilize the Pro Rata Share of the

     Commitment of the Granting Lender to the same extent, and as if, such Advance were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, provided that the Granting Lender for each SPC hereby
                        -------------
     agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advance to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Advances made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Advances hereunder), provided
                                                                    --------
     that neither the consent of the SPC or of any such assignee shall be
     ----
     required for amendments or waivers of provisions of the Loan Documents except for those amendments or waivers for which the consent of participants is required under Section 13.8(e)(vi), and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

         13.9  Lien on Deposits and Property in Possession of any Lender. As
               ---------------------------------------------------------
security for the prompt payment and performance of all Obligations, Borrower hereby grants to each Creditor, as the representative of all other Creditors, a security interest in and a right of off-set with respect to, all its right, title, and interest in and to any and all deposit accounts now or hereafter maintained with that Creditor in and to any and all of its Property and the proceeds thereof now or hereafter in the possession of that Creditor. If an Event of Default has occurred and is continuing, any Lender (but only with the consent of the Requisite Lenders) may, to the extent permitted by applicable Laws, exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws (including its right of off-set) and apply any funds in any deposit account maintained with it by Borrower and any Property of Borrower in its possession against the Obligations.

         13.10 Sharing of Setoffs. Each Lender severally agrees that if it,
               ------------------
through the exercise of any right of setoff, banker's lien or counterclaim against a Party, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then: (a) The Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall notify the Administrative Agent and thereafter shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a
-------------
result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Each Party expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased; provided, however, that each Lender agrees that it shall not exercise any right of setoff, banker's lien or counterclaim with respect to the Obligations without first obtaining the consent of the Requisite Lenders.

     13.11 Indemnity by Borrower. Borrower agrees to indemnify, save and hold
           ---------------------
harmless each Creditor and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and
                                                   -----------
against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any third party, if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower (or, to the extent related to the Loan Documents or the transactions contemplated thereby, any Affiliate of Borrower or any officer of Borrower); (b) any and all claims, demands, actions or causes of action by a third party if the claim, demand, action or cause of action arises out of or relates to the Commitment, the use or contemplated use of proceeds of any Loan or Letter of Credit, the relationship of Borrower and the Lenders under this Agreement or any transaction contemplated by the Loan Documents; (c) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including reasonable
                                                    ---------
attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be
                                          -------------
entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless Borrower is materially prejudiced thereby (and then only to the extent prejudiced). Each Indemnitee may contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel selected by such Indemnitee. Each Indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending any claim, demand, action or cause of action covered by this Section; provided that each Indemnitee shall endeavor in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations (other than the Obligations referenced in Section 3.18) owed to the Lenders; provided, however, that such obligations or liabilities
                     --------
shall not, from and after the date on which the Obligations are fully paid and the Commitment terminated, be deemed Obligations for any purpose under the Loan Documents.

     13.12 Nonliability of the Lenders. Each of the Tribe and Borrower
           ---------------------------
acknowledges and agrees that:

          (a) Any inspections of any Property of Borrower made by or through the Creditors are for purposes of administration of the Loan Documents only and neither the Tribe nor Borrower is entitled to rely upon the same;

          (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, none of the Creditors shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by any Creditor;

          (c) The relationship between the Borrower and the Creditors is, and shall at all times remain, solely that of a borrowers and lenders; no Creditor shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Tribe or with Borrower or their Affiliates, or to owe any fiduciary duty to the Tribe, Borrower, or their Affiliates; no Creditor undertakes or assumes any responsibility or duty to the Tribe, Borrower or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Tribe, Borrower or their Affiliates of any matter in connection with their Property or the operations of the Tribe, Borrower or its Affiliates; the Tribe, Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither the Tribe, Borrower nor any other Person is entitled to rely thereon; and

          (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property or other loss, damage, liability or claim caused by the actions, inaction or negligence of the Tribe, Borrower and its Affiliates and Borrower hereby indemnifies and holds the Creditors harmless from any such loss, damage, liability or claim.

     13.13 No Third Parties Benefited. This Agreement is made for the purpose
           --------------------------
of defining and setting forth certain obligations, rights and duties of Borrower, the Tribe and the Creditors in connection with the Loans and Letters of Credit, and is made for the sole benefit of the Tribe, Borrower, the Creditors, and the Creditors' successors and assigns. Except as provided in
                                                      ------
Sections 3.7, 3.8, 13.8, 13.11, 13.15 and 13.28 no other Person shall have any rights of any nature hereunder or by reason hereof.


     13.14 Confidentiality. Each Creditor agrees to hold any confidential
           ---------------
information that it may receive from the Tribe or Borrower pursuant to this Agreement in confidence, except for disclosure (a) to other Lenders, their officers, directors, employees and agents (but, in the case of agents, only subject to an appropriate confidentiality agreement); (b) to legal counsel, accountants and other professional advisors to the Tribe or Borrower or any Lender; (c) to regulatory officials having jurisdiction over that Lender; (d) as required by Law or legal process or in connection with any legal proceeding to which that Creditor, the Tribe or Borrower are adverse parties; (e) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Pro Rata Share (or to any SPC of that Lender in accordance with the last sentence of Section 13.8); (f) to prospective purchasers of any Collateral in connection with any disposition thereof (but then only subject to an appropriate confidentiality agreement); or
(g) if an Event of Default has occurred and is continuing, to the extent that any Creditor determines such disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Loan Documents. For purposes of the foregoing, "confidential information" shall mean all information respecting the Tribe or Borrower delivered to the Lenders marked "Confidential" or in another conspicuous manner which denotes its confidentiality, other than (i) information previously filed with any
                 ----------
Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by the Tribe or Borrower to any Person not associated with the Tribe or Borrower without a written confidentiality agreement. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any Creditor to the Tribe or to Borrower.

     13.15 Hazardous Materials Indemnity. Borrower hereby agrees to indemnify,
           -----------------------------
hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) each of the Creditors and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on or under the Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from the Real Property and (ii) any activity carried on or undertaken on or off the Real Property by Borrower or any of its predecessors in title (including the Tribe), whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on the Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on or under the Real Property. The foregoing indemnity shall further apply to any residual contamination on or under the Real Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to (i) Hazardous Materials on the Real Property, the presence of which is caused by that Creditor or (ii) activities carried on or undertaken by the Creditors, in each case subsequent to its or their entry into the Real Property pursuant to the Leasehold Mortgage (but only to the extent that the same are not attributable to the Tribe or the Borrower).

     13.16 Further Assurances. The Tribe or Borrower shall, at their sole
           ------------------
expense and without expense to the Creditors do, execute and deliver such further acts and documents as any Lender or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     13.17 Integration. This Agreement, together with the other Loan Documents,
           -----------
comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental
                                    -------------
rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     13.18 Governing Law. Except to the extent otherwise expressly provided
           -------------
therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the Laws of Connecticut, without regard to the conflicts of law provisions of the Laws of Connecticut, provided however, that if and only to the
                                       ----------------
extent that any security interest granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement or any other Loan Document shall be deemed exempt from the provisions of Article 9 of the Uniform Commercial Code of the State of Connecticut, C.G.S. (S).42a-9-101, et seq., by
                                                                   ------
virtue of C.G.S. (S).42a-9-104(e), then such security interest shall be governed by the corresponding provisions of Article 9 of Tribe's Uniform Commercial Code, as adopted by the UCC Ordinance. Borrower and each other party hereto each hereby consents to the application of Connecticut civil law to the construction, interpretation and enforcement of this Agreement and the other Loan Documents, and to the application of Connecticut civil law to the procedural aspects of any suit, action or proceeding relating thereto, including but not limited to legal process, execution of judgments and other legal remedies, except for any procedural matters governed by or relating to the conduct of arbitration under
Section 13.24.

     13.19 Severability of Provisions. Any provision in any Loan Document that
           --------------------------
is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     13.20 Independent Covenants. Each covenant in Articles 6, 7, 8 and 9 is
           ---------------------
independent of the other covenants in those Articles; the breach of any such covenant shall not be excused by the fact that the circumstances underlying such breach would be permitted by another such covenant.

     13.21 Headings. Article and Section headings in this Agreement and the
           --------
other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     13.22 Time of the Essence. Time is of the essence of the Loan Documents.
           -------------------

     13.23 Tax Withholding Exemption Certificates. On or before the Closing
           --------------------------------------
Date, each Lender which is organized outside the United States of America shall deliver to Borrower a properly completed and duly executed Internal Revenue Service Form 4224 or Form 1001 and any other certificate or statement required by applicable Laws to establish that payments due to such Lender under the Loan Documents are (a) not subject to withholding under the Code because such payments are effectively connected with the conduct of a trade or business in the United States of America or (b) totally exempt from United States tax under the provisions of an applicable tax treaty.

     13.24 Arbitration Reference.
           ---------------------
          (a) Mandatory Arbitration. At the option of the Administrative Agent
              ---------------------
  (exercised in accordance with consent of the Requisite Lenders), Borrower or (to the extent it is a party to any such controversy or claim), the Tribe, any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S.
  Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (b) Provisional Remedies, Self-Help and Foreclosure. No provision of
              -----------------------------------------------
     this section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Requisite Lenders' option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

          (c) Limitation. This Section shall not be construed to require
              ----------
     arbitration by the Creditors of any disputes which now exist or hereafter arise amongst themselves which do not involve the Tribe or Borrower and are not related to this Agreement and the Loan Documents.

          (d) Specific Enforcement Representation. Each party to this Agreement
              -----------------------------------
     severally represents and warrants to the other parties that this Section
     13.24 is specifically enforceable against such party by the other parties.

     13.25 PURPORTED ORAL AMENDMENTS. THE TRIBE, THE BORROWER AND THE CREDITORS
           -------------------------
EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 13.2. EACH OF THE TRIBE AND BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF ANY CREDITOR THAT DOES NOT COMPLY WITH SECTION 13.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     13.26 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT
           --------------------------------
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     13.27 WAIVER OF SOVEREIGN IMMUNITY; CONSENT TO JURISDICTION.
           -----------------------------------------------------

     (A) THE TRIBE AND THE BORROWER EACH HEREBY EXPRESSLY AND IRREVOCABLY WAIVE THE SOVEREIGN IMMUNITY OF THE MOHEGAN TRIBAL GAMING AUTHORITY (AND ANY DEFENSE BASED THEREON) FROM ANY SUIT, ACTION OR PROCEEDING OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION, EXERCISE OF CONTEMPT POWERS, OR OTHERWISE) IN ANY FORUM, WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, PROVIDED THAT (1) THE WAIVER
                                              -------------
CONTAINED IN THIS CLAUSE (A) IS EXPRESSLY LIMITED TO ACTIONS AGAINST THE BORROWER AND (2) ANY RECOVERY UPON ANY JUDGMENT RESULTING THEREFROM SHALL BE LIMITED TO RECOVERY AGAINST THE ASSETS AND REVENUES OF THE BORROWER.

     (B) THE TRIBE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ITS OWN SOVEREIGN IMMUNITY (APPLICABLE TO ITSELF AS AN INDIAN TRIBAL NATION) (AND ANY DEFENSE BASED THEREON) FROM ANY SUIT, ACTION OR PROCEEDING OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION, EXERCISE OF CONTEMPT POWERS, OR OTHERWISE) WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES OF THE TRIBE SET FORTH IN ARTICLE 4, THE COVENANTS OF THE TRIBE SET FORTH IN ARTICLE 9, AND EACH PROVISION OF
SECTION 11.1 WHICH RELATES TO AN EVENT OF DEFAULT CAUSED BY THE TRIBE'S BREACH OF ANY SUCH REPRESENTATION, WARRANTY OR COVENANT, IT BEING EXPRESSLY UNDERSTOOD THAT (1) THE WAIVERS AND CONSENTS CONTAINED IN THIS CLAUSE (B) ARE NOT LIMITED TO ACTIONS AGAINST THE BORROWER, (2) ANY ACTION DESCRIBED IN THIS CLAUSE (B) MAY BE BROUGHT AGAINST THE TRIBE, AND (3) ANY RECOVERY UPON ANY JUDGMENT RESULTING FROM ANY SUCH ACTION MAY BE HAD AGAINST THE ASSETS AND REVENUES OF THE TRIBE IN A MANNER CONSISTENT WITH SECTION 13.28.

     (C) EACH OF THE TRIBE AND BORROWER HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT, THE COURTS OF THE UNITED STATES, AND THE COURTS OF ANY OTHER STATE WHICH MAY HAVE JURISDICTION OVER THE SUBJECT MATTER, OVER ANY SUCH ACTION AND OVER BORROWER AND THE TRIBE.

     (D) THE WAIVERS AND CONSENTS DESCRIBED IN THIS SECTION SHALL INURE TO THE BENEFIT OF THE CREDITORS AND EACH OTHER PERSON WHO IS ENTITLED TO THE BENEFITS OF THE LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION THE INDEMNIFIED PERSONS REFERRED TO IN SECTION 13.11). SUBJECT TO SECTION 13.28 THE CREDITORS AND SUCH OTHER PERSONS SHALL HAVE AND BE ENTITLED TO ALL AVAILABLE LEGAL AND

  EQUITABLE REMEDIES, INCLUDING THE RIGHT TO SPECIFIC PERFORMANCE, MONEY DAMAGES AND INJUNCTIVE OR DECLARATORY RELIEF. THE WAIVERS OF SOVEREIGN IMMUNITY AND CONSENTS TO JURISDICTION CONTAINED IN THIS SECTION ARE IRREVOCABLE.

     13.28 Lender Covenant. In any action or proceeding against the Borrower to
           ---------------
enforce the Loan Documents which is not also an action or proceeding against the Tribe, the Creditors agree that they shall have no recourse to the Tribe or to Non-Authority Property. In any action or proceeding to enforce the Loan Documents which includes the Tribe, the Creditors agree that they shall, to the extent then permitted by applicable Law, take commercially practicable steps to enforce any claim for damages awarded to the Creditors by any court, tribunal, arbitrator or other decision maker against the Borrower or the Authority Property prior to taking general recourse to the Tribe or Non-Authority Property. The provisions of this Section shall not be construed (a) to create any recourse on the part of the Creditors against the Tribe, its Properties or revenues except for any breach of the Tribe's own representations, warranties and covenants set forth in Articles 4 and 9, or (b) to require exhaustion by the Creditors of any remedies against Borrower or the Authority Property prior to having recourse, in the proper case, against the Tribe and Non-Authority Property.

     13.29 PREJUDGMENT REMEDY WAIVER. Each of the Tribe and Borrower
           -------------------------
represents, warrants and acknowledges that the transaction of which this Agreement is a part is a commercial transaction and not a consumer transaction. Monies now or in the future to be advanced to or on behalf of Borrower are not and will not be used for personal, family or household purposes.

     EACH OF THE TRIBE AND BORROWER ACKNOWLEDGES THAT IT HAS THE RIGHT UNDER
SECTION 52-278a, ET SEQ., OF THE CONNECTICUT GENERAL STATUTES, SUBJECT TO
                 ------
CERTAIN LIMITATIONS, TO NOTICE OF AND HEARING ON THE RIGHT OF THE CREDITORS TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST EITHER THE TRIBE OR BORROWER. NOTWITHSTANDING SUCH RIGHT, EACH OF THE TRIBE AND BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER SAID STATUTE OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTION IN CONNECTION WITH THE OBTAINING BY THE CREDITORS OF ANY PREJUDGMENT REMEDY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE TRIBE AND BORROWER FURTHER CONSENTS TO THE ISSUANCE OF ANY PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREES NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN CONNECTION WITH THE CREDITORS' EXERCISE OF ANY PREJUDGMENT REMEDY. EACH OF THE TRIBE AND BORROWER ALSO WAIVES ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY THE CREDITORS OF ANY RIGHT OF SETOFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW. THIS SECTION SHALL NOT BE CONSTRUED IN DEROGATION OF THE RIGHTS OF THE TRIBE UNDER SECTION 13.28.

     13.30 Designated Senior Secured Indebtedness. Borrower hereby irrevocably
           --------------------------------------
designates the Obligations as "Designated Senior Indebtedness" and "Designated Senior Secured Indebtedness" as such terms are defined in the Relinquishment Agreement and irrevocably designates the Obligations as "Designated Senior Indebtedness" as such term is defined in the New Subordinated Notes Indenture.

     13.31 Compliance with 25 U.S.C.(S).81.
           ------------------------------

          (a) In compliance with Section 81 of Title 25 of the United States
     Code, the residence and occupation of the parties to this Agreement are as follows:

      Party in interest:                 Bank of America National Trust and Savings Association,
                                         as Administrative Agent, and the Lenders named herein

      Residence:                         Bank of America National Trust and Savings Association,
                                         as Administrative Agent
                                            555 South Flower Street
                                            Los Angeles, California 90071
                                            Attn: Janice Hammond, Vice President
                                            Telephone:  (213) 228-9861
                                            Telecopier: (213) 228-2299

      Occupation                         Commercial Lenders

      Party in interest:                 The Mohegan Tribal Gaming Authority

      Residence                          Uncasville, Connecticut

      Occupation                         Tribal Gaming Instrumentality

      Party in interest:                 The Mohegan Tribe of Indians of Connecticut

      Residence                          Uncasville, Connecticut

      Occupation                         A federally recognized Indian Tribe


          (b) The Chairman of the Management Board of The Mohegan Tribal Gaming Authority is authorized to execute this Agreement and the other Loan Documents by Resolution of the Management Board adopted on February 18, 1999, which finds this Agreement to be in the long range economic objectives of Borrower and the Tribe. The members of the Management Board including the Chairman exercise their authority in this instance because they believe that this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby are in the best interests of Borrower and the Tribe.

     (c) The Chairman of the Tribal Council of The Mohegan Tribe of Indians of Connecticut is authorized to execute this Agreement and the other Loan Documents by Resolution of the Tribal Council adopted on February 18, 1999, which finds this Agreement to be in the long range economic objectives of Tribe. The members of the Tribal Council including the Chairman exercise their authority in this instance because they believe that this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby are in the best interests of Tribe.

     (d) This Agreement and the other Loan Documents were executed in counterpart on or about 12:01 p.m. on the 3rd day of March, 1999 at Uncasville, Connecticut, for the particular purposes set forth above.

     (e) This Agreement relates to the Obligations having an initial maturity date of March 3, 2004.

     (f) Borrower agrees that this Agreement and the other Loan Documents are in compliance with 25 U.S.C.(S)81.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

               "Borrower":

               THE MOHEGAN TRIBAL GAMING AUTHORITY

               By:
                  ----------------------------------------------

               Title:
                     -------------------------------------------

               Address for Notices:
               1 Mohegan Sun Boulevard
               Uncasville, Connecticut 06382
               Attn:        Jeffrey Hartmann, Chief Financial Officer
               Telephone:  (860) 204-7171
               Telecopier: (860) 204-7167

               "Tribe":

               THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT


               By:
                  ----------------------------------------------
                             Tribal Council Chairman

               Address for Notices:
               P.O. Box 488
               67 Sandy Desert Road
               Uncasville, Connecticut 06382
               Attn:        Leo Chupaska, Chief Financial Officer
               Telephone:  (860) 204-6106
               Telecopier: (860) 204-7167

Approved pursuant to 25 U.S.C. (S)81:

United States Department of the Interior
Bureau of Indian Affairs:

By:
   ------------------------------------------
Area Director of the Eastern Office of the Bureau of Indian Affairs for the Secretary of the Interior and the Commissioner of Indian Affairs, acting under delegated authority.

Approval Dated:
               ------------------------------


                                                          MOHEGAN LOAN AGREEMENT
                                      -109-                       SIGNATURE PAGE

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as
Administrative Agent


By:
   -----------------------------------------------
                    Janice Hammond, Vice President

Address:
Bank of America National Trust and Savings Association
555 South Flower Street
Los Angeles, California 90017
Attn: Janice Hammond, Vice President
Telephone:  (213) 228-9861
Telecopier: (213) 228-2299


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a
Lender and as the Issuing Lender

By:
   -----------------------------------------------
          Jon M. Varnell, Managing Director

Address for Notices:

Bank of America National Trust and Savings Association
Credit Products-LA 3283
Entertainment and Media Group
555 South Flower Street, 10th Floor
Los Angeles, California 90071
Attn:  Jon M. Varnell, Managing Director
Telephone:  (213) 228 6181
Telecopier: (213) 228 2641

with a copy to:
Bank of America National Trust and Savings Association
Credit Products-LA 3283
Entertainment and Media Group
555 South Flower Street, 10th Floor
Los Angeles, California 90071
Attn: William S. Newby, Managing Director
Telephone:  (213) 228-2438
Telecopier: (213) 228-3145



                                                          MOHEGAN LOAN AGREEMENT
                                      -110-                       SIGNATURE PAGE

SALOMON BROTHERS HOLDING COMPANY INC.




By:
   ---------------------------------------------

Title:
      ------------------------------------------

Address for notices:

Citibank, N.A.
399 Park Ave., 11th Floor, Zone 20
New York, New York 10043
Attn: Townsend Weekes, Vice President
Facsimile: (212) 793-3963
Tel: (212) 559-4846


                                                          MOHEGAN LOAN AGREEMENT
                                      -111-                       SIGNATURE PAGE

SOCIETE GENERALE




By:
   -------------------------------------------------

Title:
      ----------------------------------------------

Address for notices:


Societe Generale
2029 Century Park East, Suite 2900
Los Angeles, California 90067
Attn:  Donald L. Schubert, Vice President
Facsimile: (310) 551-1537
Telephone: (310) 788-7104


                                                          MOHEGAN LOAN AGREEMENT
                                      -112-                       SIGNATURE PAGE

BANKBOSTON, N.A.



By:
   -------------------------------------------------

Title:
      ----------------------------------------------

Address for notices:

BankBoston Corporation (Boston HQ)
Mail Code 01-08-08
100 Federal Street
Boston, Massachusetts 02110-1802
Attn:
     ---------------------
Facsimile: (617) 434-3401
Tel:
    ----------------------


                                                          MOHEGAN LOAN AGREEMENT
                                      -113-                       SIGNATURE PAGE

FLEET NATIONAL BANK



By:
   -------------------------------------------------

Title:
      ----------------------------------------------

Address for notices:

Fleet National Bank
250 State Street
New London, Connecticut 06320
Attn:  William Lofgren, Senior Vice President
Facsimile:  (860) 437-4269
Tel:  (860) 437-4212


                                                          MOHEGAN LOAN AGREEMENT
                                      -114-                       SIGNATURE PAGE

COMMERZBANK AG, LOS ANGELES BRANCH



By:
   -------------------------------------------------

Title:
      ----------------------------------------------


By:
   -------------------------------------------------

Title:
      ----------------------------------------------


Address for notices:

Commerzbank AG, Los Angeles Branch
633 West 5th Street, Suite 6600
Los Angeles, California 90071
Attn:  Werner Schmidbauer, Vice President
Facsimile:  (213) 623-0039
Tel:  (213) 683-5413


                                                          MOHEGAN LOAN AGREEMENT
                                      -115-                       SIGNATURE PAGE

KEYBANK NATIONAL ASSOCIATION



By:
   -------------------------------------------------

Title:
      ----------------------------------------------

Address for notices:

KeyBank National Association
Mail Stop WA 31-10-4612
700 5th Avenue, 46th Floor
Seattle, Washington 98104
Attn:  Mary Young
Facsimile:  (206) 684-6035
Tel:  (206) 684-6085


                                                          MOHEGAN LOAN AGREEMENT
                                      -116-                       SIGNATURE PAGE

PEOPLE'S BANK



By:
   -------------------------------------------------

Title:
      ----------------------------------------------

Address for notices:

People's Bank
4 Broadway
Norwich, Connecticut 06360
Attn:
     --------------------
Facsimile:
          ---------------
Tel:
    ---------------------


                                                          MOHEGAN LOAN AGREEMENT
                                      -117-                       SIGNATURE PAGE

CITIZENS BANK OF CONNECTICUT



By:
   -------------------------------------------------

Title:
      ----------------------------------------------

Address for notices:

Citizens Bank
63 Eugene O'Neill Drive
New London, Connecticut 06320
Attn:  Glenna Scarramoza
Facsimile:  (860) 444-3496
Tel:  (860) 444-3476


                                                          MOHEGAN LOAN AGREEMENT
                                      -118-                       SIGNATURE PAGE

FIRST SECURITY BANK, N.A.



By:
   -------------------------------------------------

Title:
      ----------------------------------------------

Address for notices:

First Security Bank, Utah
Second Floor
15 East 100 South
Salt Lake City, Utah 84111
Attn:
     --------------------
Facsimile:  (801) 246-5532
Tel:
    ---------------------


                                                          MOHEGAN LOAN AGREEMENT
                                      -119-                       SIGNATURE PAGE

Approved pursuant to 25 U.S.C. (S)81:

United States Department of the Interior
Bureau of Indian Affairs:



By:
   --------------------------------------
Area Director of the Eastern Office of the Bureau of Indian Affairs for the Secretary of the Interior and the Commissioner of Indian Affairs, acting under delegated authority.

Approval Dated:
               --------------------------


                                                          MOHEGAN LOAN AGREEMENT
                                      -120-                       SIGNATURE PAGE

                         MOHEGAN TRIBAL GAMING AUTHORITY

                 $425,000,000 REDUCING REVOLVING CREDIT FACILITY

                                FINAL ALLOCATIONS

============================================================================================================
         LENDER                           COMMITMENT                  FINAL                 PERCENT OF
                                            AMOUNT                  ALLOCATION                 TOTAL
============================================================================================================
        Administrative Agent
--------------------------------------
Bank of America National Trust and    $ 75,000,000.00            $ 75,000,000.00            17.647058824%
Savings Association

          Syndication Agent
--------------------------------------
Salomon Smith Barney                  $ 75,000,000.00            $ 75,000,000.00            17.647058824%

         Documentation Agent
--------------------------------------
Societe Generale                      $ 75,000,000.00            $ 75,000,000.00            17.647058824%

       Senior Managing Agents
--------------------------------------
Bank Boston, N.A.                     $ 50,000,000.00            $ 50,000,000.00            11.764705882%
Fleet Bank                            $ 50,000,000.00            $ 50,000,000.00            11.764705882%

              Co-Agents
--------------------------------------
Commerzbank AG                        $ 25,000,000.00            $ 25,000,000.00             5.882352941%
KeyBank                               $ 25,000,000.00            $ 25,000,000.00             5.882352941%
People's Bank                         $ 25,000,000.00            $ 25,000,000.00             5.882352941%

            Participants
--------------------------------------
Citizens Bank of Connecticut          $ 15,000,000.00            $ 15,000,000.00             3.529411765%
First Security Bank                   $ 10,000,000.00            $ 10,000,000.00             2.352941176%
------------------------------------------------------------------------------------------------------------
TOTAL                                 $425,000,000.00            $425,000,000.00                  100.00%
============================================================================================================

                                    EXHIBIT A
                                    ---------

                              ASSIGNMENT AGREEMENT
                              --------------------


     THIS ASSIGNMENT AGREEMENT (this "Assignment") is entered into as of _____________, ____ between _______________________________________ ("Assignor")
and _____________________________________________________ ("Assignee") with reference to that certain Loan Agreement dated as of March 3, 1999 among The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and native American sovereign nation (the "Tribe"), The Mohegan Tribal Gaming Authority, an instrumentality of the Tribe ("Borrower"), the Lenders, Documentation Agent and Syndication Agent referred to therein and Bank of America National Trust and Savings Association ("Bank of America"), as Administrative Agent (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                    RECITALS
                                    --------

     A. Assignor holds a Pro Rata Share of the Commitment to make Loans (the "Commitment") under the Loan Agreement.

     B. As of the date hereof, the outstanding principal balance of the Advances made by Assignor (the "Assignor Advances") is set forth on Annex I hereto.

     C. Assignor desires to assign its rights under the Loan Agreement and the other Loan Documents with respect to a portion of the Commitment and a portion of any Assignor Advances to Assignee and Assignee has agreed to assume the obligations of Assignor under the Loan Documents to the extent of the rights so assigned.

     NOW, THEREFORE, in consideration of the matters recited above, and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


     SECTION 1. Assignment and Assumption.
                -------------------------

     (a) Assignor hereby assigns to Assignee, without recourse, representation or warranty, an undivided fractional interest in Assignor's rights arising under the Loan Documents relating to the Commitment, and any Assignor Advances to the extent of the Assigned Pro Rata Share reflected on Annex I hereto (the "Assigned
Pro Rata Share") including, without limitation, (i) all amounts advanced and to be advanced or participated in by Assignor pursuant to the Commitment; (ii) all of Assignor's rights and powers contained in the Loan Documents; (iii) all claims of Assignor against persons who may in the future become or are now liable for repayment of any Assignor Advances or reimbursement of expenses incurred by Assignor on account of any Assignor Advances; and (iv) all amounts received by Assignor on account of any Assignor Advances, whether from the Borrower or from others who are now or may in the future become obligated with respect to some or all of the amounts owing on any Assignor Advances or from any other source, including, without limitation, recovery from litigation.

     (b) Assignee hereby assumes from Assignor, and Assignor is hereby expressly and absolutely released from, the Assigned Pro Rata Share of all of Assignor's obligations arising under the Loan Documents relating to the Commitment including, without limitation, all obligations with respect to any Assignor Advances. Assignee agrees that it shall fully perform all of the obligations of Assignor with respect to the interests assigned by this Assignment.

     (c) Assignor and Assignee hereby agree that Annex I attached hereto sets forth (i) the amount of all Assignor Advances giving effect to the assignment and assumption described herein, (ii) the amount of the Commitment and the Pro Rata Share of Assignee after giving effect to the assignment and assumption described herein, and (iii) accrued but unpaid interest thereon.

     (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described herein, Assignee shall have all of the obligations under the Loan Documents of, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents made by, a Lender having a Pro Rata Share of the Commitment as reflected on Annex I attached hereto. Assignee hereby acknowledges and agrees that the agreement set forth in this subsection 1(d) is expressly made for the benefit of the Borrower, the Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns. From and after the date of this Assignment,
(i) Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment, shall have the rights and obligations of a Lender under the Loan Agreement and the other Loan Documents and (ii) Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

     (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent (i) that this Assignment shall effect the assignment by Assignor and the assumption by Assignee of the Assigned Pro Rata Share of Assignor's rights and obligations under the Loan Documents and (ii) that any other assignments by Assignor of a portion of its rights and obligations under the Loan Documents shall have no effect on the Commitment and Pro Rata Share of Assignee set forth on Annex I attached hereto.

     (f) Assignee agrees to pay to Assignor, on ________, an amount equal to $____________, in immediately available funds, representing the purchase price of the Assigned Pro Rata Share. Assignor and Assignee shall make all appropriate adjustments for periods prior to the date of this Assignment or with respect to the making of this Assignment directly between themselves.

     (g) Nothing contained in this Assignment shall be construed to amend or modify the terms of the Loan Documents other than to effectuate the assignment contemplated herein.

     SECTION 2. Representations and Warranties.
                ------------------------------

     (a) Assignee represents and warrants that it is an Eligible Assignee.

     (b) Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding Borrower, any Assignor Advances and all aspects of the transactions evidenced by or referenced in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Assignment) of Assignor in connection with the assignment made hereby. Assignee further acknowledges that Assignee will, independently and without reliance upon Assignor and based upon Assignee's review of such documents and information as Assignee deems appropriate at the time, continue to make its own credit decisions in connection with the assignment made hereby. Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Loan Agreement or at any time thereafter.

     (c) Assignee represents and warrants to Assignor that it has experience and expertise in the making of loans such as the Advances assigned hereby and with respect to the other types of credit which may be extended under the Loan Agreement; that it has acquired its Assigned Pro Rata Share for its own account and not with any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

     (d) Assignor and Assignee represent to one another and to the Administrative Agent that they have duly authorized, executed and delivered this Assignment, that they are legally entitled to enter into the assignment and assumption transactions contemplated herein and that, in the case of Assignor, that it is the legal and beneficial owner of the Assigned Pro Rata Share, free of any Liens or adverse claims.

     (e) Assignor shall not be responsible to Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents (other than its own due execution of the Loan Documents) or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee (other than written representations, warranties, recitals or statements made by Assignor therein) or by or on behalf of the Borrower or the Tribe to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Advance or payment of amounts owed in connection with other extensions of credit under the Loan Agreement or any other matter. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Advances or other extensions of credit under the Loan Agreement or as to the existence or possible existence of any Default or Event of Default.

     (f) Each party to this Assignment represents and warrants to the other party to this Assignment that it has full power and authority to enter into this Assignment and to perform its obligations under this Assignment in accordance with the provisions of this Assignment, that this Assignment has been duly authorized, executed and delivered by such party and that this Assignment constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

     SECTION 3. Notices.
                -------

     Any notice or other communication required or permitted to be given hereunder shall be in writing addressed to the parties at their addresses set forth below and shall be delivered in the manner set forth for notices in the Loan Agreement:

     (a) Notices to Assignor:


         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

     (b) Notices to Assignee:


         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

     SECTION 4. Miscellaneous Provisions.
                ------------------------

     (a) Neither this Assignment nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

     (b) Title and headings of sections in this Assignment are for convenience of reference only and shall not be used to define or limit the provisions hereof.

     (c) This Assignment and the transactions contemplated hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

     (d) This Assignment embodies the entire agreement between Assignor and Assignee with respect to the Loan Documents and supersedes all prior agreements between Assignor and Assignee with respect to the Loan Documents.

     (e) This Assignment may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but one Assignment. The signature pages of all counterparts of this Assignment may be detached and attached to a single counterpart of this Assignment so that all signature pages are physically attached to the same document.

     (f) All of the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

     (g) Every provision of this Assignment is intended to be severable. If any term or provision thereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of the other provisions shall nonetheless remain in full force and effect.

     SECTION 5. The Administrative Agent.
                ------------------------

     Assignor and Assignee have examined this Assignment and have exercised independent credit judgment in determining to enter into this Assignment. Each of Assignor and Assignee have obtained the advice of their counsel with respect to this document or waive the opportunity to do so. The Administrative Agent bears no responsibility for the form, legality or sufficiency of this Assignment.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.


                                        "ASSIGNOR"


                                        -----------------------------------



                                        By:
                                            --------------------------------

                                           Name:
                                                ---------------------------

                                           Title:
                                                 --------------------------



                                        "ASSIGNEE"


                                        -----------------------------------



                                        By:
                                           --------------------------------

                                           Name:
                                                ---------------------------

                                           Title:
                                                 --------------------------

                                     ANNEX I



I    ASSIGNOR'S PRO RATA SHARE OF THE COMMITMENT BEFORE ASSIGNMENT

     Commitment                                  $
                                                  ------------------------

     Pro Rata Share                                              %
                                                     ------------

     Outstanding Principal                       $
                                                  ------------------------

     Accrued and unpaid Interest                 $
                                                  ------------------------


II   ASSIGNOR'S REMAINING PRO RATA SHARE OF THE COMMITMENT AFTER ASSIGNMENT

     Commitment                                  $
                                                  ------------------------

     Pro Rata Share                                              %
                                                     ------------

III  ASSIGNEE'S PRO RATA SHARE OF THE COMMITMENT AFTER ASSIGNMENT

     Commitment                                           $
                                                           ------------------

     Pro Rata Share                                              %
                                                     ------------

                           ACKNOWLEDGMENT AND CONSENT
                                  OF THE AGENT

     Bank of America National Trust and Savings Association, as Administrative Agent, hereby (i) acknowledges and consents to the assignment to and assumption by Assignee of Assignor's rights and obligations with respect to a portion of the Commitment effected pursuant to the foregoing Assignment and (ii) agrees that, for all purposes of the Loan Documents, Assignee shall be deemed to be a Lender having a Pro Rata Share of the Commitment as reflected on Annex I attached to the Assignment.

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as
                                        Administrative Agent

                                        By:
                                           -----------------------------

                                        Name:
                                             ---------------------------

                                        Title:
                                              --------------------------


                           ACKNOWLEDGMENT AND CONSENT
                                 OF THE BORROWER

     Borrower hereby (i) acknowledges and consents to the assignment to and assumption by Assignee of Assignor's rights and obligations with respect to a portion of the Commitment effected pursuant to the foregoing Assignment and (ii) agrees that, for all purposes of the Loan Documents, Assignee shall be deemed to be a Lender having a Pro Rata Share of the Commitment as reflected on Annex I attached to the Assignment.

                                        "Borrower":

                                        THE MOHEGAN TRIBAL GAMING
                                        AUTHORITY


                                        By:
                                           -----------------------------

                                        Title:
                                              --------------------------

                                    EXHIBIT D
                                    ---------


                                      NOTE
                                      ----

$_______________                                                   March 3, 1999
                                                         Uncasville, Connecticut

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of ______________________________________________________ (the "Lender"), the
principal amount of ___________________ ($________) or such lesser aggregate amounts as may be made as Advances under the Commitment pursuant to the Loan Agreement referred to below, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereon until the date of payment in full, payable as hereinafter set forth.

     Reference is made to the Loan Agreement of even date herewith, by and among the undersigned, as Borrower, The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and native American sovereign nation (the "Tribe"), the Lenders, Syndication Agent and Documentation Agent named therein, and Bank of America National Trust and Savings Association, as Administrative Agent (as the same may be further amended, renewed, extended or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and the Lender and any subsequent rightful holder hereof (collectively "Holder") is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

     The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

     Interest shall be payable on the outstanding daily unpaid principal amount of each Advance hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement, both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Law.

     The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m. (California time) on the day of payment (which must be a Business Day). All payments received after 11:00 a.m. (California time) on any particular Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.

     The Lender shall use its best efforts to keep a record (which may be in electronic or other intangible form) of Advances made by it and payments of principal received by it with respect to this Note, and such record shall be presumptive evidence of the amounts owing under this Note.

     The undersigned hereby promises to pay all costs and expenses of any rightful Holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such Holder's rights hereunder, including reasonable attorneys' fees and disbursements (including allocated costs of legal counsel employed by the Administrative Agent or the Holder), whether or not an action is filed in connection therewith.

     The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

     THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE UNDERSIGNED HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT LENDER OR ANY HOLDER OF THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE UNDERSIGNED TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ITS SOVEREIGN IMMUNITY (AND ANY DEFENSE BASED THEREON) FROM ANY SUIT, ACTION OR PROCEEDING OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION, EXERCISE OF CONTEMPT POWERS, OR OTHERWISE) IN ANY FORUM, WITH RESPECT TO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, PROVIDED THAT
                                                                -------- ----
(1) THE WAIVER CONTAINED IN THIS PARAGRAPH IS EXPRESSLY LIMITED TO ACTIONS AGAINST THE UNDERSIGNED (AND NOT AGAINST THE MOHEGAN TRIBE

OF INDIANS OF CONNECTICUT) AND (2) ANY RECOVERY UPON ANY JUDGMENT RESULTING THEREFROM SHALL BE LIMITED TO RECOVERY AGAINST THE ASSETS AND REVENUES OF THE UNDERSIGNED.

     THE UNDERSIGNED HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT, THE COURTS OF THE UNITED STATES, AND THE COURTS OF ANY OTHER STATE WHICH MAY HAVE JURISDICTION OVER THE SUBJECT MATTER, OVER ANY SUCH ACTION AND OVER THE UNDERSIGNED.

     THE WAIVERS AND CONSENTS DESCRIBED IN THIS NOTE SHALL INURE TO THE BENEFIT OF EACH HOLDER OF THIS NOTE. THE HOLDER SHALL HAVE AND BE ENTITLED TO ALL AVAILABLE LEGAL AND EQUITABLE REMEDIES, INCLUDING THE RIGHT TO SPECIFIC PERFORMANCE, MONEY DAMAGES AND INJUNCTIVE OR DECLARATORY RELIEF. THE WAIVERS OF SOVEREIGN IMMUNITY AND CONSENTS TO JURISDICTION CONTAINED HEREIN ARE IRREVOCABLE.

     The undersigned represents, warrants and acknowledges that the transaction of which this Note is a part is a commercial transaction and not a consumer transaction. Monies now or in the future to be advanced to or on behalf of the undersigned are not and will not be used for personal, family or household purposes.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS THE RIGHT UNDER SECTION 52-278a, ET SEQ., OF THE CONNECTICUT GENERAL STATUTES, SUBJECT TO CERTAIN LIMITATIONS, TO
------
NOTICE OF AND HEARING ON THE RIGHT OF THE LENDER TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST THE UNDERSIGNED. NOTWITHSTANDING SUCH RIGHT, THE UNDERSIGNED HEREBY WAIVES ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER SAID STATUTE OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTION IN CONNECTION WITH THE OBTAINING BY THE LENDER OF ANY PREJUDGMENT REMEDY IN CONNECTION WITH THIS NOTE. THE UNDERSIGNED FURTHER CONSENTS TO THE ISSUANCE OF ANY PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREES NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN CONNECTION WITH THE LENDER'S EXERCISE OF ANY PREJUDGMENT REMEDY. THE UNDERSIGNED ALSO WAIVES ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY THE LENDER OF ANY RIGHT OF SETOFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW.

     This Note was executed on or about ____ p.m. on the_____ day of ___________, 1999 at Uncasville, Connecticut, for the particular purposes set forth above.

     THIS NOTE SHALL BE DELIVERED TO AND ACCEPTED BY THE LENDER, OR BY ADMINISTRATIVE AGENT ON ITS BEHALF, IN CONNECTICUT AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LOCAL LAWS THEREOF.


                                        THE MOHEGAN TRIBAL GAMING AUTHORITY


                                        By:
                                           ---------------------------------

                                        Title:
                                              ------------------------------

                            SCHEDULE OF ADVANCES AND
                              PAYMENTS OF PRINCIPAL


Date     Amount       Interest     Amount of         Unpaid             Notation
           of          Period      Principal        Principal           Made by
         Advance                     Paid            Balance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT G
                                    ---------

                          REQUEST FOR LETTER OF CREDIT
                          ----------------------------


     1. This REQUEST FOR LETTER OF CREDIT is executed and delivered by a Senior Officer of The Mohegan Tribal Gaming Authority ("Borrower") to Bank of America National Trust and Savings Association, as the Issuing Lender, pursuant to Sections 2.4 of the Loan Agreement ( the "Loan Agreement") dated as of March 3, 1999, among Borrower, The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and native American sovereign nation (the "Tribe"), the Lenders, Documentation Agent and Syndication Agent referred to therein and Bank of America National Trust and Savings Association, as Administrative Agent. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

     2. Subject to paragraph 4 below, Borrower hereby requests that the Issuing Lender issue a Letter of Credit as follows:


        (a)  Amount of Letter of Credit: $_______________.


        (b)  Date of Issuance: ________________, ____.

        (c)  Beneficiary under Letter of Credit:

                  Name:  _______________________________

                  Address: ____________________________

                           ____________________________

                           ____________________________


        (d)  Expiry Date:  __________________, ____.

        (e)  Purpose of Letter of Credit: _____________________

             __________________________________________________.

        (f)  Additional Information/Terms: __________________

             __________________________________________________.

     3.   The requested Letter of Credit is (check one box only):

          [_] a new Letter of Credit in addition to Letters of Credit already outstanding.

          [_] a supplement, modification, amendment, renewal, or extension to or of the following outstanding Letter(s) of Credit: [identify]
                                                                     --------
     4. In connection with the issuance of the Letter of Credit requested herein, Borrower represents, warrants and certifies to the Lenders that:


          (a) Now and as of the date of the issuance of the requested Letter of Credit, except (i) for representations and warranties which expressly speak
             ------
     as of a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, each representation and warranty made by Borrower in Article 5 of the Loan Agreement (other than Sections 5.7 (first sentence) and 5.13) will be true
                ----------
     and correct, both immediately before such Letter of Credit is issued and after giving effect to such Letter of Credit, as though such representations and warranties were made on and as of the date of such Letter of Credit;

          (b) other than matters described in Schedule 5.13 of the Loan
              ----------
     Agreement or not required as of the Closing Date to be therein described, there is not any action, suit, proceeding or investigation pending or threatened against or affecting Borrower or any of the Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

          (c) now and as of the date of the requested Letter of Credit, no Default or Event of Default presently exists or will have occurred and be continuing as a result of the issuance of the Letter of Credit; and

          (d) following the issuance of the Letter of Credit requested herein,
     (i) the aggregate effective amount under all outstanding Letters of Credit will not exceed $25,000,000, and (ii) the sum of (A) the aggregate
                                               ---
     principal amount of the outstanding Loans, plus (B) the aggregate amount
                                                ----
     available for drawing under the outstanding Letters of Credit, plus (C) the
                                                                    ----
     aggregate amount of all unreimbursed draws with respect to all Letters of Credit, shall not exceed the then applicable Commitment.

     5. Attached hereto is an Application for Letter of Credit on the form provided to Borrower by the Issuing Lender.

     6. This Request for Letter of Credit is executed on _____________, _____, by a Senior Officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                                   THE MOHEGAN TRIBAL GAMING AUTHORITY



                                   By:
                                      ------------------------------


                                   ---------------------------------
                                             [Name & Title]

                                    EXHIBIT H
                                    ---------


                                REQUEST FOR LOAN
                                ----------------


     1. This Request for Loan is executed and delivered by a Senior Officer of The Mohegan Tribal Gaming Authority ("Borrower") to Administrative Agent (as hereinafter defined), pursuant to the Loan Agreement (the "Loan Agreement") dated as of March 3, 1999, entered into by and among Borrower, The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and native American sovereign nation, (the "Tribe"), the Lenders, Documentation Agent and Syndication Agent referred to therein and Bank of America National Trust and Savings Association, as Administrative Agent ("Administrative Agent"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

     2. Subject to paragraph 3 below, Borrower hereby requests that Lender make
                             -
a Loan pursuant to the Loan Agreement as follows:

     (a) Amount of Loan: $_________________.

     (b) Date of Loan: __________________, _____.

     (c) Proceeds to be deposited as follows:

         ---------------------------------------------

     (d) Type of Loan:

         [_]  Base Rate Loan

         [_]  LIBOR Loan with a ___ month Interest Period.

     3. In connection with the Loan requested herein, Borrower hereby represents, warrants, and certifies to the Administrative Agent that as of the date of the Loan requested herein:

        (a) except as disclosed by Borrower and approved in writing by the Administrative Agent and except for representations and warranties which expressly relate solely to a specified date, the representations and warranties contained in Article 5 of the Loan Agreement (other than
                                                              ----- ----
     Sections 5.7 (first sentence) and 5.13) are true and correct on and as of the date of the Loan as though made on that date;

          (b) other than matters described in Schedule 5.13 of the Loan
              ----- ----
     Agreement, or matters not required as of the Closing Date to be therein described, or matters disclosed by Borrower and approved in writing by the Administrative Agent, no action, suit, proceeding or investigation is pending or threatened against or affecting Borrower or any property of Borrower before any Governmental Agency that constitutes a Material Adverse Effect; and

          (c) no Default or Event of Default exists.

     4. This Request for Loan is executed on _________, ____, by a Senior Officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                                   THE MOHEGAN TRIBAL GAMING AUTHORITY


                                   By:
                                      -----------------------------


                                      -----------------------------
                                             [Name & Title]


                                      -2-